AGREEMENT AND PLAN OF MERGER

                        DATED AS OF JANUARY 17, 2003

                                BY AND AMONG

                    RAPIDTRON, INC., a Nevada corporation
                       (formerly THE FURNISHING CLUB)

                                     AND

           RTI ACQUISITION SUBSIDIARY, INC., a Nevada corporation

                                     AND

                   RAPIDTRON INC., a Delaware corporation

TABLE OF CONTENTS


ARTICLE 1. The Merger                                           1
  Section 1.1.                                        The Merger  1
  Section 1.2.                                    Effective Time  1
  Section 1.3.                             Closing of the Merger  2
  Section 1.4.                            Effects of the Merger   2
  Section 1.5.          Board of Directors and Officers of RPDT   2
  Section 1.6.                              Conversion of Shares  3
  Section 1.7.                          Exchange of Certificates  4
  Section 1.8.                                     Stock Options  4
  Section 1.9.        Taking of Necessary Action; Further Action  4
  Section 1.10.                       Option for Axess AG Shares  4
  Section 1.11                                         Financing  5
  Section 1.12                                           Options  5

ARTICLE 2. Representations and Warranties of RPDT and RTI SUB         6
  Section 2.1.                     Organization and Qualification     6
  Section 2.2.                 Capitalization of RPDT and RTI SUB     6
  Section 2.3.Authority Relative to this Agreement; Recommendation.   7
  Section 2.4.                  SEC Reports; Financial Statements     8
  Section 2.5.                               Information Supplied     8
  Section 2.6.              Consents and Approvals; No Violations     8
  Section 2.7.                                         No Default     9
  Section 2.8.     No Undisclosed Liabilities; Absence of Changes     10
  Section 2.9.                                         Litigation     10
  Section 2.10.                    Compliance with Applicable Law     10

  Section 2.11.             Employee Benefit Plans; Labor Matters     11
  Section 2.12.                Environmental Laws and Regulations     12
  Section 2.13.                                       Tax Matters     13
  Section 2.14.                                 Title To Property     13
  Section 2.15.                             Intellectual Property     13
  Section 2.16.                                         Insurance     14
  Section 2.17.                                     Vote Required     14
  Section 2.18.                                     Tax Treatment     14
  Section 2.19.                                        Affiliates     14
  Section 2.20.                        Certain Business Practices     14
  Section 2.21.                                 Insider Interests     14
  Section 2.22.                      Opinion of Financial Adviser     15
  Section 2.23.                                           Brokers     15
  Section 2.24.                                        Disclosure     15
  Section 2.25.                           No Existing Discussions     15
  Section 2.26.                                Material Contracts     15
  Section 2.27                                 Stockholder Claims     16
  Section 2.28                                  Knowledge of RPDT     16

ARTICLE 3. Representations and Warranties of Rapidtron.               16
  Section 3.1.                     Organization and Qualification     16
  Section 3.2.                        Capitalization of Rapidtron     17
  Section 3.3.Authority Relative to this Agreement; Recommendation    18
  Section 3.4.                  SEC Reports; Financial Statements     18
  Section 3.5.                               Information Supplied     18
  Section 3.6.              Consents and Approvals; No Violations     18
  Section 3.7.                                         No Default     19
  Section 3.8      No Undisclosed Liabilities; Absence of Changes     19
  Section 3.9.                                         Litigation     20
  Section 3.10.                    Compliance with Applicable Law     20
  Section 3.11.             Employee Benefit Plans; Labor Matters     20
  Section 3.12.                Environmental Laws and Regulations     22
  Section 3.13.                                       Tax Matters     22
  Section 3.14.                                 Title to Property     22
  Section 3.15.                             Intellectual Property     23
  Section 3.16.                                         Insurance     23
  Section 3.17.                                     Vote Required     23
  Section 3.18.                                     Tax Treatment     23
  Section 3.19.                                        Affiliates     23
  Section 3.20.                        Certain Business Practices     24
  Section 3.21.                                 Insider Interests     24
  Section 3.22.                      Opinion of Financial Adviser     24
  Section 3.23.                                           Brokers     24
  Section 3.24.                                        Disclosure     24
  Section 3.25.                           No Existing Discussions     24
  Section 3.26.                                Material Contracts     24

  Section 3.27      Affiliate Loans; Related Party Transactions;
                                                 Accrued Salaries     25

ARTICLE 4.                                              Covenants     25
  Section 4.1.            Conduct of Business of RPDT and RTI SUB     25
  Section 4.2.                   Conduct of Business of Rapidtron     27
  Section 4.3.                                 Preparation of SEC     29
  Section 4.4.                          Meetings of Stockholders      29
  Section 4.5.                                    OTC:BB Listing      30
  Section 4.6.                             Access to Information      30
  Section 4.7.        Additional Agreements; Reasonable Efforts.      30
  Section 4.8.     Employee Benefits; Stock Option and Employee
                                                  Purchase Plans      31
  Section 4.9.                              Public Announcements      31
  Section 4.10.                                  Indemnification      31
  Section 4.11.                  Notification of Certain Matters      32

ARTICLE 5.               Conditions to Consummation of the Merger     33
  Section 5.1.  Conditions to Each Party's Obligations to Effect
                                                       the Merger     33
  Section 5.2.              Conditions to the Obligations of RPDT     33
  Section 5.3.         Conditions to the Obligations of Rapidtron     34

ARTICLE 6.                         Termination; Amendment; Waiver     35
  Section 6.1.                                        Termination     35
  Section 6.2.                              Effect of Termination     36
  Section 6.3.                                  Fees and Expenses     36
  Section 6.4.                                          Amendment     36
  Section 6.5.                                  Extension; Waiver     36

ARTICLE 7.                                          Miscellaneous     36
  Section 7.1.      Nonsurvival of Representations and Warranties     36
  Section 7.2.                       Entire Agreement; Assignment     37
  Section 7.3.                                           Validity     37
  Section 7.4.                                            Notices     37
  Section 7.5.                                      Governing Law     37
  Section 7.6.                               Descriptive Headings     38
  Section 7.7.                                Parties in Interest     38
  Section 7.8.                               Certain Definitions      38
  Section 7.9.                                Personal Liability      38
  Section 7.10.                             Specific Performance      38
  Section 7.11.                                     Construction      39
  Section 7.12.                                     Counterparts      39
  Section 7.13.                                  Confidentiality      39

SIGNATURES                                                            40
Exhibit A - Employment Agreements
Exhibit B - Use of Proceeds
Exhibit C - Replacement Notes

                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of January 17, 2003, is by and among Rapidtron, Inc., a Nevada corporation formerly known as The Furnishing Club ("RPDT"), RTI Acquisition Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of RPDT ("RTI SUB"), and Rapidtron, Inc., a Delaware corporation ("Rapidtron").

     Whereas, the Boards of Directors of RPDT, RTI SUB and Rapidtron each have, in light of and subject to the terms and conditions set forth herein,
(i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

     Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     Whereas,   RPDT,   RTI  SUB  and  Rapidtron  desire  to   make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, RPDT, RTI SUB and Rapidtron hereby agree as follows:

                                  ARTICLE I

                                 The Merger

     Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with Chapter 78 of the Nevada Revised Statutes (the "NGCL"), RTI SUB shall be merged with and into Rapidtron (as defined below) (the "Merger"). Following the Merger, Rapidtron shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of RTI SUB shall cease. Rapidtron shall continue its existence as a wholly-owned subsidiary of RPDT. The officers and directors of Rapidtron shall continue to serve as the officers and directors of Rapidtron following the Merger. Prior to the Effective Time, the parties hereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named Rapidtron USA, Inc. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

     Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by each of Rapidtron, RTI SUB and RPDT, and thereafter the Merger Certificate reflecting the Merger shall be delivered on the Closing Date (as defined in Section 1.3) to the Exchange Agent, who shall hold and file same with the Secretary of State of the State of Nevada pursuant to the NGCL and the Secretary of State of Delaware for filing pursuant to the Delaware General Corporation Law (the "Delaware Law"), only upon satisfaction of the contingencies set forth in Article 5 hereof. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by both the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware or such later time as the parties may agree upon and set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time").

     Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Securities Law Institute, 1850 E.
Flamingo Rd., Suite 111, Las Vegas, Nevada, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL and the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers of RTI SUB shall vest in the Surviving Corporation, and all debts, liabilities and duties of RTI SUB shall become the debts, liabilities and duties of the Surviving Corporation. Concurrently, the Surviving Corporation shall remain a wholly owned subsidiary of RPDT.

     Section 1.5. Board of Directors and Officers of RPDT. As of the Effective Time, each of Rapidtron and RPDT agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of RPDT to be three (3) persons and (ii) to cause John Creel and Steve Meineke (the "Rapidtron Designees") to be appointed as directors of RPDT. In addition, majority stockholders of RPDT prior to the Effective Time shall take all action necessary to cause, to the greatest extent practicable, the Rapidtron Designees to serve on RPDT's Board of Directors until the next Annual Meeting. If a Rapidtron Designee shall decline or be unable to serve as a director prior to the Effective Time, Rapidtron shall nominate another person to serve in such person's stead, which such person shall be subject to approval of the other party. For a period of two (2) years following the Effective Time, the current majority stockholders of Rapidtron shall take all action necessary to cause, to the greatest extent practicable, Hendrik Rethwilm (the "RPDT Designee") to be appointed or elected to serve as Director of RPDT. If the RPDT Designee shall decline or be unable to serve as a Director for the two (2) year period following the Effective Time, Dr. John Veltheer shall nominate another person to serve in such person's stead. From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, John Creel shall be Chief Executive Officer, President and Chairman of the Board, and Steve Meineke shall be Secretary and Treasurer of RPDT, each pursuant to an Employment Agreement in the form attached hereto as Exhibit A. At Closing, RPDT shall deliver resignations signed by each of the then existing RPDT Officers, effective at the Effective Time, and the RPDT Directors, excluding Hendrik Rethwim, effective upon the later of ten (10) days following the filing of an Information Statement pursuant to Regulation 14C which includes the information required by Rule 14f-1 promulgated by the SEC, or the Effective Time.

     Section 1.6. Conversion of Shares.

     (a) At the Effective Time, each share of common stock, par value $0.001 per share of Rapidtron (individually a "Rapidtron Share" and collectively, the "Rapidtron Shares") issued and outstanding immediately prior to the
Effective Time shall, by virtue of the Merger and without any action on the part of Rapidtron, RPDT, RTI SUB or the holder thereof, be converted into and shall become fully paid and nonassessable shares of RPDT common stock determined by dividing (i) Nine Million Six Hundred Thousand (9,600,000), by
(ii) the total number of shares of Rapidtron, Ten Million Fifty-two Thousand (10,052,000), outstanding immediately prior to the Effective Time (such quotient, the "Exchange Ratio"). Each holder of one or more shares of Rapidtron common stock shall receive in exchange therefor a number of shares of RPDT Shares ("RPDT Shares") equal to the product of (x) the number of shares of Rapidtron common stock owned by such holder, times (y) the Exchange Ratio. No fractional shares shall be issued, and any right to receive a fractional share shall be converted to cash at the rate of $1.00 per share. RPDT Shares and Rapidtron Shares are sometimes referred to collectively herein as "Shares." By way of example, 9,600,000/10,052,000 = 0.955033824
(the Exchange Ratio). The number of shares of Rapidtron common stock held by a stockholder (100,000) times the Exchange Ratio of 0.955033824 equals 95,503 shares of RPDT Shares to be issued, plus $0.38.

     (b) Rapidtron hereby acknowledges that (i) the RPDT Shares have not been and will not be registered under the Securities Act of 1933 ("1933 Act") or under the securities laws of any state and, therefore, the RPDT Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (ii) the transferability of the Shares is restricted and that a legend shall be placed on the certificates representing the securities substantially to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     (c) At the Effective Time, each Rapidtron Share held in the treasury of Rapidtron, by Rapidtron immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Rapidtron, RTI SUB or RPDT be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     (d) Concurrent with the Closing of the Merger, RPDT stockholders holding Thirteen Million Nine Hundred Forty-Three Thousand Seven Hundred Fifty (13,943,750) shares of RPDT common stock, shall tender to RPDT, for no consideration, all of the shares to RPDT for cancellation and such shares shall be cancelled concurrent with the Effective Time.

     (e) Concurrent with the Closing of the Merger, RPDT shall amend its Articles of Incorporation to increase its authorized common stock from 20,000,000 shares to 100,000,000 shares, par value $0.001.

     Section 1.7. Exchange of Certificates.

     (a) Prior to the Effective Time, RPDT shall enter into an agreement with, and shall deposit with, Securities Law Institute, or such other agent or agents as may be satisfactory to RPDT and Rapidtron (the "Exchange Agent"), for the benefit of the holders of Rapidtron Shares, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of RPDT Shares to be issued to holders of Rapidtron Shares issuable pursuant to Section 1.6 in exchange for outstanding Rapidtron Shares (the "RPDT Certificates").

     (b) Effective as of the Effective Time, RPDT shall issue the RPDT Shares to all of the Rapidtron stockholders in accordance with Section 1.6, and at the Effective Time, the Exchange Agent shall mail to each holder of record of Rapidtron identified in the Rapidtron Disclosure Schedule, the RPDT Certificate representing the RPDT Shares issued to such Rapidtron stockholder.

     (c) In the event that any Certificate for Rapidtron Shares or RPDT Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such RPDT Shares and cash in lieu of fractional RPDT Shares, if any, as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may require the delivery of a suitable bond, opinion or indemnity.

     (d) No fractional RPDT Shares shall be issued in the Merger, but in lieu thereof each holder of Rapidtron Shares otherwise entitled to a fractional RPDT Share shall receive an additional share to round up to the nearest round number of shares.

     Section 1.8. Stock Options. At the Effective Time, each outstanding option to purchase Rapidtron Shares, if any (a "Rapidtron Stock Option" or collectively, "Rapidtron Stock Options") issued pursuant to any Rapidtron Stock Option Plan or Rapidtron Long Term Incentive Plan whether vested or unvested, shall be cancelled.

     Section 1.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, Rapidtron or RPDT reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest RPDT with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Rapidtron, the officers and directors of RPDT and Rapidtron are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

     Section 1.10. Option for Axess AG Shares. Prior to the Effective Time, Rapidtron shall use its reasonable best efforts to ensure that an option agreement will be in place between RPDT and the shareholders and management of Axess AG, whereby RPDT will have the right to acquire approximately 35% of

Axess AG's issued and outstanding shares, currently held by Axess AG's management, in exchange for 5,950,000 shares of restricted common stock of RPDT. The option shall remain effective for 6 months from the date it is executed.

      Section 1.11. Financing. Within the later of (a) ten (10) days following the filing of the Schedule 14C to approve this transaction, or (b) satisfaction of all comments by the SEC to the Schedule 14C, RPDT shall cause to be loaned Five Hundred Thousand Dollars ($500,000) to Rapidtron pursuant to a Convertible Note (the "Convertible Note"), in substantially the same form as the Replacement Notes (defined in Section 5.3(d) below). The Convertible Note and Replacement Notes shall, upon Closing, be converted into restricted shares of common stock of RPDT at the rate of $1.00 per share. Following Closing, RPDT shall use its commercially reasonable best efforts to sell in a private placement offering (the "Private Placement"), up to One Million (1,000,000) shares of RPDT restricted common stock at no less than One Dollar ($1.00) per share, that combined with the proceeds of the Bridge Notes (defined in Section 5.2(f) below) and the Convertible Note, shall result in total proceeds of at least Two Million dollars ($2,000,000), pursuant to those private placement documents and related subscription agreements previously delivered to Rapidtron. The proceeds of the Private Placement shall be available to RPDT as follows: $250,000 within thirty (30) days following Closing, an additional $500,000 within sixty (60) days following  Closing,  and  an  additional $250,000  within  ninety  (90)  days
following  Closing  (the  "Funding Schedule").   Provided  that  the  Funding
Schedule is timely met, the proceeds shall be used by RPDT and/ or Rapidtron only in accordanced with the use of proceeds set forth on Exhibit C, attached hereto and incorporated herein (the "Use of Proceeds"). The expenses of RPDT set forth in and permitted by Section 2.8 below, shall be paid from the proceeds of the Convertible Note. For six (6) months following Closing, Rapidtron shall deliver to Dr. John Veltheer a copy of the unaudited, combined financial statements and general ledger of RPDT and Rapidtron within fifteen (15) days following the end of each month to confirm Rapditron's compliance with the Use of Proceeds as set forth in Exhibit B; provided, however, as a condition to receipt of such information, Dr. Veltheer shall execute a reasonable confidentiality agreement with RPDT, pursuant to which Dr. Veltheer shall agree not to trade any of RPDT's stock during such six (6) month period and for thirty (30) days following receipt of the last financial statements.

      Section 1.12 Options. Through the calendar year 2005, employee stock options granted by RPDT shall not exceed fifteen percent (15%) of the then total issued and outstanding shares of common stock of RPDT, on an as-converted basis, and the exercise price shall be the lesser of $1.00 or fair market value. Such stock options shall vest pro rata over the period ending December 31, 2005. All other terms of the employee stock option plans in effect through December 31, 2005, shall be approved by unanimous consent of the directors, unless such other terms are otherwise set forth in the Employment Agreements attached hereto.

                                  ARTICLE 2

             Representations and Warranties of RPDT and RTI SUB

     Each of RPDT and RTI SUB hereby represents, warrants and covenants to Rapidtron as follows:

     Section 2.1. Organization and Qualification.

     (a) Each of RPDT and RTI SUB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on RPDT. When used in connection with RPDT, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of RPDT, (ii) that may impair the ability of RPDT to perform its obligations hereunder or to consummate the transactions contemplated hereby, or (iii) that causes or is reasonably expected to cause RPDT to spend more than $5,000.

     (b) RPDT has heretofore delivered to Rapidtron accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of RPDT and RTI SUB. Except as set forth on Schedule 2.1 of the "RPDT Disclosure Schedule" attached hereto, each of RPDT and RTI SUB is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property is owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on RPDT.

     Section 2.2. Capitalization of RPDT and RTI SUB.

     (a) The authorized capital stock of RPDT consists of: (i) Twenty Million (20,000,000) RPDT Common Shares, par value $0.001 per share, of which, as of the date of this Agreement, Nineteen Million Nine Hundred Ninety Three Thousand Seven Hundred Fifty-two (19,993,752) RPDT Shares were issued and outstanding, (ii) Five Million (5,000,000) RPDT Preferred Shares, par value $0.001 per share, of which, as of December 1, 2002 there were no preferred outstanding, and no RPDT Shares were held in treasury. The authorized capital stock of RTI SUB consists of 20,000,000 shares of common stock ("RTI SUB Shares"), of which, as of the date of this Agreement, 1,000,000 were issued and outstanding. All of the outstanding RPDT Shares and RTI SUB Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of RPDT or RTI SUB, (ii) securities of RPDT convertible into or exchangeable for shares of capital stock or voting securities of either RPDT or RTI SUB, (iii) options or other rights to acquire from RPDT or RTI SUB and, except as described in the RPDT SEC Reports (as defined below), no obligations of RPDT or RTI SUB to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RPDT or RTI SUB, and (iv) equity equivalents, derivatives, interests in the ownership or earnings of RPDT or RTI SUB or other similar rights (collectively, "RPDT Securities"). As of the date hereof, there are no outstanding obligations of RPDT or its subsidiaries to repurchase, redeem or otherwise acquire any RPDT Securities or stockholder agreements, voting trusts or other agreements or understandings to which RPDT is a party or by which it is bound relating to the voting or registration of any shares of capital stock of RPDT or RTI SUB. For purposes of this Agreement, ``Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     (b) The RPDT Shares constitute the only class of equity securities of RPDT registered or required to be registered under the Exchange Act.

     (c) Other than its 100% ownership of RTI SUB, RPDT does not own directly or indirectly the outstanding voting securities or interests (including membership interests) of any entity.

     (d) Concurrent with the Closing of the Merger, the RPDT stockholders identified on the RPDT Disclosure Schedule, holding collectively 13,943,750 shares of restricted common stock, shall tender to RPDT for cancellation all of the above mentioned shares, each in the amount set forth on the RPDT Disclosure Schedule.

     (e) Concurrent with the Closing of the Merger, RPDT shall amend its Articles of Incorporation to increase its authorized common stock from 20,000,000 shares to 100,000,000 shares, par value $0.001. RPDT shall comply at its sole cost and expense, with Regulation 14A or 14C, as may be applicable, when seeking the approval of such amendment and the approval of this Agreement.

     Section 2.3. Authority Relative to this Agreement; Recommendation. RPDT and RTI SUB has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of RPDT (the "RPDT Board") and no other corporate proceedings on the part of RPDT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in
Section 2.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding RPDT Shares. This Agreement has been duly and validly executed and delivered by RPDT and constitutes a valid, legal and binding agreement of RPDT, enforceable against RPDT in accordance with its terms. Prior to Closing, RPDT shall obtain approval of the Merger and the transactions contemplated herein in accordance with Section 78.378, et seq. of the Nevada Revised Statutes, and shall deliver the notice to Stockholders required by the NGCL.

     Section 2.4. SEC Reports; Financial Statements.

     (a) RPDT has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since the filing of its initial registration statement on Form 10-SB on October 6, 2000, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. RPDT has heretofore delivered or promptly will deliver prior to the Effective Time to Rapidtron, in the form filed with the SEC (including any amendments thereto but excluding any exhibits): (i) its Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2000 and 2001,
(ii) all definitive proxy statements relating to RPDT's meetings of stockholders (whether annual or special) held since October 6, 2000, if any, and (iii) all other proxy solicitations, reports or registration statements filed by RPDT with the SEC since October 6, 2000 or any similar state agency at any time (all of the foregoing, collectively, the "RPDT SEC Reports"). None of such RPDT SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contain any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of RPDT included in the RPDT SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of RPDT as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the RPDT SEC Reports have been so filed.

     (b) RPDT has heretofore made available or promptly will make available to Rapidtron a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by RPDT with the SEC pursuant to the Exchange Act.

     (c) RPDT shall prior to the Effective Time cause its independent auditor to deliver complete audited financial statements for the period ending December 31, 2002, ready to be filed with the Form 10-KSB (if not already filed), and a current copy of all documents in the auditor's file regarding RPDT, including work product, so that the new officers and directors of RPDT can cause the annual audit of RPDT for the year 2003 to be performed by a new auditor to be appointed by the new directors following the Closing. In addition, RPDT shall obtain at its sole cost and expense and cause its existing accountant to provide the letter to the SEC required by Regulation
229.304 (item 304). At Closing, RPDT shall not have any outstanding or unpaid liability for the foregoing, except as disclosed and permitted pursuant to Section 2.8 below.

     Section 2.5. Information Supplied. None of the information supplied or to be supplied by RPDT for inclusion or incorporation by reference in connection with the Merger (the "Information Statement") will at the date mailed to stockholders of RPDT and at the times of the meeting or meetings of stockholders of RPDT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, or proxy material insofar as it relates to the majority consent of RPDT's stockholders for the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 2.6. Consents and Approvals; No Violations. At Closing, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") shall be necessary for the execution and delivery by RPDT or RTI SUB of this Agreement or the consummation by RPDT and RTI SUB of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on RPDT.

     Except as set forth in Section 2.6 of the RPDT Disclosure Schedule, neither the execution, delivery and performance of this Agreement by RPDT or RTI SUB nor the consummation by RPDT or RTI SUB of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of RPDT or RTI SUB, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which RPDT or RTI SUB is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to RPDT or RTI SUB or any of its properties or assets, except in the case of
(ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on RPDT or RTI SUB.

     Section 2.7. No Default. Except as set forth in Section 2.7 of the RPDT Disclosure Schedule, neither RPDT nor RTI SUB is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which RPDT or RTI SUB is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to RPDT or RTI SUB or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on RPDT. Except as set forth in Section 2.7 of the RPDT Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which RPDT or RTI SUB is now a party or by which its respective properties or assets may be bound that is material to RPDT or RTI SUB and that has not expired is in full force and effect and is not subject to any material default thereunder of which RPDT or RTI SUB is aware by any party obligated to RPDT or RTI SUB thereunder.

     Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the RPDT Disclosure Schedule, as of the date of this Agreement and Closing, RPDT does not and shall not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of RPDT (including the notes thereto) or which would have a Material Adverse Effect on RPDT. Except as set forth in
Section 2.8 of the RPDT Disclosure Schedule, since September 30, 2002, RPDT has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to RPDT having or which reasonably could be expected to have, a Material Adverse Effect on
RPDT. Except as set forth in Section 2.8 of the RPDT Disclosure Schedule, since September 30, 2002, there has not been (i) any material change by RPDT in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by RPDT of any of its assets having a
Material Adverse Effect on RPDT, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement. All liabilities and potential liabilities of RPDT (except any de minimus liabilities not exceeding $500.00 in the aggregate) are set forth in Section
2.8  of  the  RPDT  Disclosure Schedule and shall not exceed  Fifty  Thousand
Dollars  ($50,000.00) in the aggregate, and at Closing, RPDT  shall  have  no other  liabilities  whatsoever (provided, however, Rapidtron  shall  have  no right to terminate this Agreement as a result of a breach of the representation and warranty contained in this sentence unless (i) RPDT knew or should have known of such liability, or (ii) such liability would have a Material Adverse Effect upon RPDT).

     Section 2.9. Litigation. Except as disclosed in Section 2.9 of the RPDT Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of RPDT, threatened against RPDT or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on RPDT or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Neither RPDT nor RTI SUB is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on RPDT or RTI SUB or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.10. Compliance with Applicable Law. RPDT holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "RPDT Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on RPDT. RPDT is in compliance with the terms of the RPDT Permits, except where the failure so to comply would not have a Material Adverse Effect on RPDT. The business of RPDT is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on RPDT. No investigation or review by any Governmental Entity with respect to RPDT is pending or, to the knowledge of RPDT, threatened, nor, to the knowledge of RPDT, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which RPDT reasonably believes will not have a Material Adverse Effect on RPDT.

     Section 2.11. Employee Benefit Plans; Labor Matters.

     (a) Except as set forth in Section 2.11(a) of the RPDT Disclosure Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to at any time by RPDT or RTI SUB or any entity required to be aggregated with RPDT pursuant to Section 414 of the Code (each, a "RPDT Employee Plan"), no event has occurred and to the knowledge of RPDT, no condition or set of circumstances exists in connection with which RPDT could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on RPDT.

     (b) (i) No RPDT Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each RPDT Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 2.11(c) of the RPDT Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any RPDT Stock Options, together with the number of RPDT Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the RPDT Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. RPDT has furnished Rapidtron with complete copies of the plans pursuant to which the RPDT Stock Options were issued. Other than the automatic vesting of RPDT Stock Options that may occur without any action on the part of RPDT or its officers or directors, RPDT has not taken any action that would result in any RPDT Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such options and other employment agreements shall be terminated as of Closing, and RPDT shall have no liability to any such parties except as disclosed and permitted pursuant to Section 2.8 above.

     (d) RPDT has made available to Rapidtron (i) a description of the terms of employment and compensation arrangements of all officers of RPDT and a copy of each such agreement currently in effect; (ii) copies of all written agreements or a complete description of all oral agreements with consultants who are individuals obligating RPDT to make annual cash payments in an amount exceeding $10,000; (iii) a schedule listing all officers of RPDT who have executed a non-competition agreement with RPDT and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of RPDT with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of RPDT with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.11(d) of the RPDT Disclosure Schedule. All such employment and other agreements shall be terminated as of Closing, and RPDT shall have no liability to any such parties except as disclosed and permitted pursuant to Section 2.8 above.

     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any RPDT Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of RPDT, threatened, between RPDT and any of their employees. Neither RPDT nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by RPDT or any of its subsidiaries (and neither RPDT nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does RPDT know of any activities or proceedings of any labor union to organize any of its or employees. RPDT has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.12. Environmental Laws and Regulations.

     (a) (i) RPDT and RTI SUB is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on RPDT, which compliance includes, but is not limited to, the possession by RPDT of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) RPDT has not received written notice of, or, to the knowledge of RPDT, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an ``Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on RPDT; and (iii) to the knowledge of RPDT, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) There are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on RPDT that are pending or, to the knowledge of RPDT, threatened against RPDT or, to the knowledge of RPDT, against any person or entity whose liability for any Environmental Claim RPDT has or may have retained or assumed either contractually or by operation of law.

     Section 2.13. Tax Matters.

     (a) Except as set forth in Section 2.13 of the RPDT Disclosure Schedule:
(i) RPDT has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of RPDT and all Tax Returns were in all material respects true, complete and correct, except the income tax return for the calendar year 2001 which shall be filed prior to Closing, and the income tax return for the calendar year 2002, which shall be filed prior to the Effective Time; (ii) all material Taxes with respect to RPDT have been paid in full or have been provided for in accordance with GAAP on RPDT's most recent balance sheet which is part of the RPDT SEC Documents. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to RPDT;
(iv) to the knowledge of RPDT none of the Tax Returns of or with respect to RPDT is currently being audited or examined by any Governmental Entity; and
(v) no deficiency for any income or other material Taxes has been assessed with respect to RPDT which has not been abated or paid in full.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Section 2.14. Title to Property. Each of RPDT and RTI SUB has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on RPDT; and, to RPDT's knowledge, all leases pursuant to which RPDT leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of RPDT, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which RPDT has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on RPDT.

     Section 2.15. Intellectual Property.

     (a) Each of RPDT and RTI SUB owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor that are material to its business as currently conducted (the "RPDT Intellectual Property Rights").

     (b) The validity of the RPDT Intellectual Property Rights and the title thereto of RPDT is not being questioned in any litigation to which RPDT is a party.

     (c) Except as set forth in Section 2.15(c) of the RPDT Disclosure Schedule, the conduct of the business of RPDT as now conducted does not, to RPDT's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any RPDT Intellectual Property Rights. Rapidtron acknowledges and consents to RPDT's use of the corporate name Rapidtron during the term of this Agreement, and in the event the Merger fails to Close or this Agreement is otherwise terminated, RPDT shall immediately cease using the tradename Rapidtron and shall seek to promptly change its corporate name from Rapidtron, Inc. to a dissimilar name.

     (d) RPDT has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where RPDT has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 2.16. Insurance. RPDT currently does not maintain general liability or other business insurance.

     Section 2.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding RPDT Shares is the only vote of the holders of any class or series of RPDT's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 2.18. Tax Treatment. Neither RPDT nor, to the knowledge of RPDT, any of its affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368 of the Code.

     Section 2.19. Affiliates. Except for Principal RPDT Stockholders ("PFS") and the directors and executive officers of RPDT, each of whom is listed in
Section 2.19 of the RPDT Disclosure Schedule, there are no persons who, to the knowledge of RPDT, may be deemed to be affiliates of RPDT under Rule 1-02(b) of Regulation S-X of the SEC (the "RPDT Affiliates").

     Section 2.20. Certain Business Practices. None of RPDT, RTI SUB, or any directors, officers, agents or employees of RPDT or RTI SUB has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section 2.21. Insider Interests. Except as set forth in Section 2.21 of the RPDT Disclosure Schedule, no officer or director of RPDT or RTI SUB has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or RPDT Intellectual Property Rights, used in or pertaining to the business of RPDT, except for the ordinary rights of a stockholder.

     Section 2.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the RPDT Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of RPDT Shares.

     Section 2.23. Brokers. Except as set forth in Section 2.23 of the RPDT Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RPDT or RTI SUB.

     Section 2.24. Disclosure. No representation or warranty of RPDT or RTI SUB in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Rapidtron pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, neither RPDT nor RTI SUB is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition.

     Section 2.26. Material Contracts.

     (a) RPDT and RTI SUB has delivered or otherwise made available to Rapidtron true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which RPDT is a party affecting the obligations of any party thereunder) to which RPDT is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of RPDT taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of RPDT taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which RPDT is a party involving employees of RPDT); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since September 30, 2002; (vi)
contracts or agreements with any Governmental Entity. and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "RPDT Contracts"). RPDT is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the RPDT Contracts is valid and enforceable in accordance with its terms, and there is no default under any RPDT Contract so listed either by RPDT or, to the knowledge of RPDT, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by RPDT or, to the knowledge of RPDT, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on RPDT.

     (c) No party to any such RPDT Contract has given notice to RPDT of or made a claim against RPDT with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on RPDT.

     Section 2.27. Stockholder Claims. To the best of RPDT's knowledge, there are no existing Claims against RPDT by any current or former stockholders of RPDT.

     Section 2.28. Knowledge of RPDT. For purposes of the representations and warranties made by RPDT pursuant to this Article 2, knowledge of RPDT shall include the knowledge of all officers and directors, past and present.

                                  ARTICLE 3

                 Representations and Warranties of Rapidtron

     Except as set forth on the Disclosure Schedule delivered by Rapidtron to RPDT (the "Rapidtron Disclosure Schedule") or as otherwise set forth in this Agreement, Rapidtron hereby represents and warrants, and John Creel represents to his actual knowledge, to RPDT, as follows:

     Section 3.1. Organization and Qualification.

     (a) Each of Rapidtron and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Rapidtron. When used in connection with Rapidtron, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Rapidtron and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Rapidtron and its subsidiaries are engaged, or (ii) that may impair the ability of Rapidtron to consummate the transactions contemplated hereby.

     (b) Rapidtron has heretofore delivered to RPDT accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of Rapidtron. Each of Rapidtron and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Rapidtron.

     Section 3.2. Capitalization of Rapidtron.

     (a) The authorized capital stock of Rapidtron consists of: (i) Twenty Million (20,000,000) Rapidtron Common Shares, par value $0.001 per share, of which, as of December 31, 2002, Ten Million Fifty-two Thousand (10,052,000) Rapidtron Shares were issued and outstanding, and (ii) Five Million (5,000,000) Rapidtron Preferred Shares, par value $0.001 per share, of which, as of December 31, 2002 there were no preferred shares outstanding, and no Rapidtron Shares were held in treasury. As of December 31, 2002 there were 1,325,000 Rapidtron Shares reserved for issuance pursuant to certain stock option agreements, all of which will be cancelled upon Closing of this Agreement. All of the outstanding Rapidtron Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of Rapidtron, (ii) securities of Rapidtron convertible into or exchangeable for shares of capital stock or voting securities of Rapidtron, (iii) options or other rights to acquire from Rapidtron and, no obligations of Rapidtron to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Rapidtron, and (iv) equity equivalents, interests in the ownership or earnings of Rapidtron or other similar rights (collectively, "Rapidtron Securities"). As of the date hereof, except as set forth on Schedule 3.2(a) of the Rapidtron Disclosure Schedule there are no outstanding obligations of Rapidtron or its subsidiaries to repurchase, redeem or otherwise acquire any Rapidtron Securities or stockholder agreements, voting trusts or other agreements or understandings to which Rapidtron is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Rapidtron.

     (b) Except as set forth in Section 3.2(b) of the Rapidtron Disclosure Schedule, Rapidtron is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

     (c) Except as set forth in Section 3.2(c) of the Rapidtron Disclosure Schedule, between January 1, 2003 and the date hereof, no shares of Rapidtron's capital stock have been issued and no Rapidtron Stock options have been granted.

     (d) Except as set forth in Section 3.2(d) of the Rapidtron Disclosure Schedule, there are no securities of Rapidtron convertible into or exchangeable for, no options or other rights to acquire from Rapidtron, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Rapidtron.

     (e) The Rapidtron Shares constitute the only class of equity securities of Rapidtron or its subsidiaries currently issued and outstanding.

     (f) Except as set forth in Section 3.2(f) of the Rapidtron Disclosure Schedule or otherwise contemplated in this Agreement with respect to Axess AG, Rapidtron does not own directly or indirectly any outstanding voting securities or interests (including membership interests) of any entity.

     Section 3.3. Authority Relative to this Agreement; Recommendation.

     (a) Rapidtron has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Rapidtron (the "Rapidtron Board"), and no other corporate proceedings on the part of Rapidtron are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding Rapidtron Shares. This Agreement has been duly and validly executed and delivered by Rapidtron and constitutes a valid, legal and binding agreement of Rapidtron, enforceable against Rapidtron in accordance with its terms.

     (b) The Rapidtron Board has resolved to recommend that the shareholders of Rapidtron approve and adopt this Agreement.

     Section 3.4. SEC Reports; Financial Statements. Rapidtron's stock is not registered under the Exchange Act, and Rapidtron is not required to file periodic reports under Section 12 or 15(d) thereunder.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by Rapidtron for inclusion or incorporation by reference to the RPDT Information Statement, 8-K or other SEC Report will, at the time it is delivered to RPDT or confirmed in writing prior to filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Rapidtron for inclusion or incorporation by reference to the Information Statement will, at the date mailed to stockholders of RPDT and at the times of the meeting or meetings of stockholders of RPDT to be held in connection with the Merger, if necessary, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Rapidtron Disclosure Schedule, and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Rapidtron of this Agreement or the consummation by Rapidtron of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Rapidtron.

     Neither the execution, delivery and performance of this Agreement by Rapidtron nor the consummation by Rapidtron of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Rapidtron or any of Rapidtron's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Rapidtron or any of Rapidtron's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Rapidtron or any of Rapidtron's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Rapidtron.

     Section 3.7. No Default. Except as set forth on the Disclosure Schedule, none of Rapidtron or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Rapidtron or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Rapidtron, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Rapidtron. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Rapidtron or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to Rapidtron and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which Rapidtron is aware by any party obligated to Rapidtron or any subsidiary thereunder.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed by Rapidtron, none of Rapidtron or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Rapidtron and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on Rapidtron. Except as disclosed by Rapidtron, none of Rapidtron or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Rapidtron or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Rapidtron. Except as and to the extent disclosed by Rapidtron there has not been (i) any material change by Rapidtron in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by Rapidtron of any of its assets having a Material Adverse Effect on Rapidtron, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.9. Litigation. Except as set forth in Schedule 3.9 of the Rapidtron Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Rapidtron, threatened against Rapidtron or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Rapidtron or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by Rapidtron, none of Rapidtron or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Rapidtron or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. Except as disclosed by Rapidtron, Rapidtron and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Rapidtron Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on Rapidtron. Except as disclosed by Rapidtron, Rapidtron and its subsidiaries are in compliance with the terms of the Rapidtron Permits, except where the failure so to comply would not have a Material Adverse Effect on Rapidtron. Except as disclosed by Rapidtron, Rapidtron has not received written notice from any governmental entity that the businesses of Rapidtron and its subsidiaries are being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Rapidtron. Except as disclosed by Rapidtron, no investigation or review by any Governmental Entity with respect to Rapidtron or its subsidiaries is pending or, to the knowledge of Rapidtron, threatened, nor, to the knowledge of Rapidtron, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Rapidtron reasonably believes will not have a Material Adverse Effect on Rapidtron.

     Section 3.11. Employee Benefit Plans; Labor Matters.

     (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by Rapidtron, any of its subsidiaries or any entity required to be aggregated with Rapidtron or any of its subsidiaries pursuant to Section 414 of the Code (each, a "Rapidtron Employee Plan"), no event has occurred and, to the knowledge of Rapidtron, no condition or set of circumstances exists in connection with which Rapidtron or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on Rapidtron.

     (b) (i) No Rapidtron Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Rapidtron Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 3.11(c) of the Rapidtron Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Rapidtron Stock Options, together with the number of Rapidtron Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the Rapidtron Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. Rapidtron has furnished RPDT with complete copies of the plans pursuant to which the Rapidtron Stock Options were issued. Other than the automatic vesting of Rapidtron Stock Options that may occur without any action on the part of Rapidtron or its officers or directors, Rapidtron has not taken any action that would result in any Rapidtron Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) Rapidtron has made available to RPDT (i) a description of the terms of employment and compensation arrangements of all officers of Rapidtron and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Rapidtron to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of Rapidtron who have executed a non-competition agreement with Rapidtron and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of Rapidtron with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of Rapidtron with or relating to its employees which contain change in control provisions.

     (e) Except as disclosed in Section 3.11(e) of the Rapidtron Disclosure Schedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any Rapidtron Employee Plan or any agreement or arrangement disclosed under this Section
3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of Rapidtron threatened, between Rapidtron or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Rapidtron. Neither Rapidtron nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Rapidtron or any of its subsidiaries (and neither Rapidtron nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does Rapidtron know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. Rapidtron has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12. Environmental Laws and Regulations.

     (a) Except as disclosed by Rapidtron, (i) each of Rapidtron and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Rapidtron, which compliance includes, but is not limited to, the possession by Rapidtron and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Rapidtron or its subsidiaries has received written notice of, or, to the knowledge of Rapidtron, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Rapidtron; and (iii) to the knowledge of Rapidtron, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by Rapidtron, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Rapidtron that are pending or, to the knowledge of Rapidtron, threatened against Rapidtron or any of its subsidiaries or, to the knowledge of Rapidtron, against any person or entity whose liability for any Environmental Claim Rapidtron or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the Rapidtron Disclosure Schedule: (i) Rapidtron and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of Rapidtron and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to Rapidtron and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on Rapidtron's most recent balance sheet; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Rapidtron or its subsidiaries; (iv) to the knowledge of Rapidtron none of the Tax Returns of or with respect to Rapidtron or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Rapidtron or any of its subsidiaries which has not been abated or paid in full.

     Section 3.14. Title to Property. Rapidtron and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Rapidtron; and, to

Rapidtron's knowledge, all leases pursuant to which Rapidtron or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Rapidtron, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Rapidtron or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on Rapidtron.

     Section 3.15. Intellectual Property.

     (a) Each of Rapidtron and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Rapidtron Intellectual Property Rights").

     (b) Except as set forth in Section 3.15(b) of the Rapidtron Disclosure Schedule the validity of the Rapidtron Intellectual Property Rights and the title thereto of Rapidtron or any subsidiary, as the case may be, is not being questioned in any litigation to which Rapidtron or any subsidiary is a party.

     (c) The conduct of the business of Rapidtron and its subsidiaries as now conducted does not, to Rapidtron's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Rapidtron Intellectual Property Rights.

     (d) Each of Rapidtron and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where Rapidtron has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. Rapidtron and its subsidiaries maintain general liability and other business insurance that Rapidtron believes to be reasonably prudent for its business.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding Rapidtron Shares is the only vote of the holders of any class or series of Rapidtron's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 3.18. Tax Treatment. Neither Rapidtron nor, to the knowledge of Rapidtron, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of Rapidtron, each of whom is listed in Section 3.19 of the Rapidtron Disclosure Schedule, there are no persons who, to the knowledge of Rapidtron, may be deemed to be affiliates of Rapidtron under Rule 1-02(b) of Regulation S-X of the SEC (the "Rapidtron Affiliates").

     Section 3.20. Certain Business Practices. None of Rapidtron, any of its subsidiaries or any directors, officers, agents or employees of Rapidtron or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the Rapidtron Disclosure Schedule, no officer or director of Rapidtron has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Rapidtron Intellectual Property Rights, used in or pertaining to the business of Rapidtron or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 3.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the Rapidtron Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of Rapidtron Shares.

     Section 3.23. Brokers. Except as set forth on the Rapidtron Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rapidtron.

     Section 3.24. Disclosure. No representation or warranty of Rapidtron in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to RPDT pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, Rapidtron is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition.

     Section 3.26. Material Contracts.

     (a) Rapidtron has delivered or otherwise made available to RPDT true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Rapidtron is a party affecting the obligations of any party thereunder) to which Rapidtron or any of its subsidiaries is a party or by which any of their properties or assets are bound that are material to the business, properties or assets of Rapidtron and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Rapidtron and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Rapidtron is a party involving employees of Rapidtron); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.2 hereof, the "Rapidtron Contracts"). Neither Rapidtron nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

     (b) Each of the Rapidtron Contracts is valid and enforceable in accordance with its terms, and there is no default under any Rapidtron Contract so listed either by Rapidtron or, to the knowledge of Rapidtron, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Rapidtron or, to the knowledge of Rapidtron, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Rapidtron.

     (c) No party to any such Rapidtron Contract has given notice to Rapidtron of or made a claim against Rapidtron with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Rapidtron.

      Section 3.27 Affiliate Loans; Related Party Transactions; Accrued Salaries. Rapidtron expressly agrees that any outstanding loans payable or accrued salary due to its officers, directors, management, employees and/or affiliates shall be paid only from revenues earned by Rapidtron through the sale of its products or services, or future equity investments or loans not contemplated by this Agreement. In no event shall Rapidton, directly or indirectly, use any of the financing proceeds described in Section 1.11 of this Agreement for the repayment of any outstanding loan payable or accrued salary due to any of the above referenced parties.

                                  ARTICLE 4

                                  Covenants

     Section 4.1. Conduct of Business of RPDT and RTI SUB. Except as contemplated by this Agreement or as described in Section 4.1 of the RPDT Disclosure Schedule, during the period from the date hereof to the Effective Time, RPDT will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in

Section 4.1 of the RPDT Disclosure Schedule, prior to the Effective Time, RPDT will not, without the prior written consent of Rapidtron, except as required to perfect this Agreement:

     (a) amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents, or issue any new RPDT Securities.

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d)  adopt  a  plan  of  complete or partial  liquidation,  dissolution,
merger,    consolidation,    restructuring,   recapitalization    or    other
reorganization of RPDT (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person.
(iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of RPDT; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent RPDT from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2002 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2002 in amounts previously disclosed to Rapidtron (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to RPDT);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to RPDT; (iii) authorize any new capital expenditure or expenditures which, individually is in excess of $10,000 or, in the aggregate, are in excess of $50,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

     (k) make any tax election or settle or compromise any income tax liability material to RPDT;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on RPDT;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of RPDT contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of Rapidtron. Except as contemplated by this Agreement or as described in Section 4.2 of the Rapidtron Disclosure Schedule during the period from the date hereof to the Effective Time, Rapidtron will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in
Section 4.2 of the Rapidtron Disclosure Schedule, prior to the Effective Time, Rapidtron will not, without the prior written consent of RPDT, except as required to perfect this Agreement:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;

       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, re-capitalization or other reorganization of Rapidtron (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business. (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Rapidtron or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent Rapidtron or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2002 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2002 in amounts previously disclosed to RPDT (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Rapidtron);

     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Rapidtron; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000: provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts or made in the ordinary course of business;

     (k) make any different tax election or settle or compromise any income tax liability material to Rapidtron and its subsidiaries taken as a whole;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Rapidtron;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of Rapidtron contained in this Agreement untrue or incorrect.

     Section 4.3. Preparation of SEC Filings. Prior to the Effective Time, RPDT shall at its sole cost and expense promptly prepare and, if required before the Effective Time, file with the SEC (a) the required Information Statement(s) or proxy materials to be sent to its stockholders and filed with the SEC (either prior to or after Closing), and (b) the required Form 8-K regarding the transactions contemplated herein, which documents shall be subject to the reasonable approval of Rapidtron. Rapidtron shall provide information reasonably requested by RPDT to complete such documents. RPDT shall pay all cost and expense thereof prior to Closing, including the cost of formatting such documents for EDGAR filing. RPDT shall file such documents timely after the Effective Time.

     Section 4.4. Meetings of Stockholders. Each of Rapidtron, RTI SUB and RPDT shall take all action necessary, in accordance with the law of its respective state, and its respective certificate of incorporation and bylaws, to (i) duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby; or (ii) receive a majority written consent of its stockholders. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the NGCL and its charter and bylaws (in the case of RPDT and of RTI SUB) and the Delaware Law, and its charter and bylaws (in the case of Rapidtron). RPDT and Rapidtron will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters.

     Section 4.5. OTC:BB Listing. The parties shall use all reasonable efforts to cause the RPDT Shares, subject to Rule 144, to be traded on the National Association of Securities Dealers (NASD) Over-the-Counter Bulletin Board (OTC:BB).

     Section 4.6. Access to Information.

     (a)  Between  the  date hereof and the Effective Time,  RPDT  will  give
Rapidtron and its authorized representatives, and Rapidtron will give RPDT and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, RPDT shall furnish to Rapidtron, and Rapidtron will furnish to RPDT, within 25 business days after the end of each quarter, quarterly statements prepared by such party in conformity with its past practices as of the last day of the period then ended.

     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

     Section 4.7. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperating in the preparation and filing of the Information Statement and the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Rapidtron and RPDT agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.8. Employee Benefits; Stock Option and Employee Purchase Plans. It is the parties' present intent to provide after the Effective Time to employees of Rapidtron employee benefit plans (other than stock option or other plans involving the potential issuance of securities of RPDT) which, in the aggregate, are not less favorable than those currently provided by Rapidtron. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

     Section 4.9. Public Announcements. Subject to Section 7.13 below, Rapidtron, RTI SUB and RPDT will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NASD Over-the-Counter Bulletin Board (OTC:BB) as determined by Rapidtron or RPDT.

     Section 4.10. Indemnification.

     (a) Subject to subparagraph (e) below, to the extent not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time through six (6) years following Closing, RPDT shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Hue Do, Hendrik Rethwilm, and Dr. John Veltheer in each such person's capacity as a director, officer or employee of RPDT prior to Closing (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and asserted or claimed after the Effective Time (each, a "Claim"), that are in whole or in part based on, or arising out of the fact that such person is or was a director, officer or employee of RPDT. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) RPDT shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to RPDT, promptly after statements therefor are received and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) RPDT will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and RPDT's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to RPDT and such Indemnified Party; provided, however, that RPDT shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to the Indemnified Parties, under applicable standards of professional conduct, conflict on any significant issue between positions of any two or more Indemnified Parties.

       (b) In the event RPDT or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of RPDT shall assume the obligations set forth in this Section 4.10.

     (c) To the fullest extent permitted by law and the Bylaws in effect on the date hereof, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of RPDT and Rapidtron and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in RPDT's and Rapidtron's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

     (d) The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     (e) Notwithstanding anything to the contrary in this Section 4.10, no Indemnified Party shall be indemnified, defended or held harmless if any of the facts upon which a Claim is based results in a breach of any representation, warranty or covenant contained in this Agreement or otherwise would have resulted in a breach of this Agreement if such provision had survived Closing, and in no event shall the total amount paid by RPDT as a result of this Section 4.10 exceed the amount of proceeds actually received by RPDT from the Bridge Notes, the Convertible Note and the Private Placement.

     Section 4.11. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE 5

                  Conditions to Consummation of the Merger

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of RPDT, RTI SUB and Rapidtron;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger; and

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received.

     Section 5.2. Conditions to the Obligations of RPDT. The obligation of RPDT to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of Rapidtron and its directors contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Rapidtron) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing Rapidtron shall have delivered to RPDT a certificate to that effect;

     (b) each of the covenants and obligations of Rapidtron to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Rapidtron shall have delivered to RPDT a certificate to that effect;

       (c) Rapidtron shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of Rapidtron under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of RPDT, individually or in the aggregate, have a Material Adverse Effect on Rapidtron;

     (d) there shall have been no events, changes or effects with respect to Rapidtron or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Rapidtron; and

     (e) RPDT shall have received an executed copy of an option agreement(s) between RPDT and the shareholders and management of Axess AG, an affiliate of Rapidtron, for the purchase of 35% of Axess AG's common stock in exchange for 5,950,000 shares of RPDT's restricted common stock.

     Section 5.3. Conditions to the Obligations of Rapidtron. The obligation of Rapidtron to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations of RPDT and RTI SUB contained in this Agreement and the officer's certificate or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on RPDT and RTI SUB) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing RPDT and RTI SUB shall have delivered to Rapidtron a certificate to that effect;

     (b) each of the covenants and obligations of RPDT and RTI SUB to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing RPDT and RTI SUB shall have delivered to Rapidtron a certificate to that effect; and

     (c) there shall have been no events, changes or effects with respect to RPDT and RTI SUB having or which could reasonably be expected to have a Material Adverse Effect on RPDT and RTI SUB.

     (d) Rapidtron shall have received from the holder thereof a replacement note (each, a "Replacement Note") duly executed by Rapidtron and the payee and holder of each Bridge Note (defined below) in the form attached hereto as Exhibit C, replacing the following promissory notes (each, a "Bridge Note"):
(i) Promissory Note dated October 31, 2002 in the principal amount of $180,000.00, made by Rapidtron payable to an unrelated third party (the
"Investor"); (ii) Promissory Note dated November 7, 2002 in the principal amount of $70,000, payable to the Investor; (iii) Promissory Note dated November 26, 2002 in the principal amount of $80,000, payable to the Investor; (iv) Promissory Note, dated January 3, 2003, in the principal amount of $100,000, payable to RPDT, together with the related Promissory Note, dated January 2, 2003, in the principal amount of $100,000, made payable to a separate unrelated third party; and (v) Promissory Note dated January 7, 2003 in the principal amount of $70,000, payable to the Investor, together with the original Bridge Notes duly cancelled and marked "Replaced" by the holder thereof.

     (e) Rapidtron shall have received the principal amount of the Convertible Note.

     (f) Rapidtron shall have received a complete list of all stockholders of RPDT that approved this Agreement and all stockholders that did not vote in favor of approving this Agreement (each, a "Dissenting Stockholder"). If there are one or more Dissenting Stockholders, then in addition to the foregoing list, RPDT shall have deposited in a separate account in the name of RPDT (the "Post-Closing Escrow Account"), one (1) dollar ($1.00) for each share of stock held by the Dissenting Stockholders, which sum shall be held and used by RPDT only to contest, defend, pay or otherwise satisfy claims made under Sections 78.378 through 78.320 and Section 92A.300 through 92A.500 of the Nevada Revised Statutes or similar laws, until such time that such claims are satisfied or have otherwise expired.

                                  ARTICLE 6

                       Termination; Amendment; Waiver

     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by RPDT's or Rapidtron's stockholders:

     (a) by mutual written consent of RPDT and Rapidtron;

     (b) by Rapidtron or RPDT if (i) any court of competent jurisdiction in the United States or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by March 31, 2003; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by RPDT if (i) there shall have been a breach of any representation or warranty on the part of Rapidtron set forth in this Agreement, or if any representation or warranty of Rapidtron shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by March 31, 2003 (or as otherwise extended), (ii) there shall have been a breach by Rapidtron of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Rapidtron or materially adversely affecting (or materially delaying) the consummation of the Merger, and Rapidtron, as the case may be, has not cured such breach within 20 business days after notice by RPDT thereof, provided that RPDT has not breached any of its obligations hereunder, or (iii) RPDT shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders;

     (d) by Rapidtron if (i) there shall have been a breach of any representation or warranty on the part of RPDT set forth in this Agreement, or if any representation or warranty of RPDT shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by March 31, 2003 (or as otherwise extended),
(ii) there shall have been a breach by RPDT of its covenants or agreements hereunder having a Material Adverse Effect on RPDT or materially adversely affecting (or materially delaying) the consummation of the Merger, and RPDT, as the case may be, has not cured such breach within twenty business days after notice by Rapidtron thereof, provided that Rapidtron has not breached any of its obligations hereunder, (iii) the RPDT Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or (iv) Rapidtron shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

     (e) Upon receipt of the proceeds of the Convertible Note, Rapidtron shall not have the right to terminate this Agreement pursuant to this Section
6.1 except in the event of a material breach by RPDT of any covenant or condition set forth in Section 5.1 or Section 5.3 above.

     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall terminate and be of no further force or effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 6.2 and Sections 4.6(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     Section 6.3. Fees and Expenses. Except as specifically set forth in and permitted by Section 2.8 above, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, and RPDT shall satisfy all liability for such expenses prior to Closing.

     Section 6.4. Amendment. This Agreement may be amended by action taken by RPDT and Rapidtron at any time before or after approval of the Merger by the stockholders of RPDT and Rapidtron (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE 7

                                Miscellaneous

     Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

If to Rapidtron:    Rapidtron, Inc.
                    3151 Airway Ave., Bldg. Q
                    Costa Mesa, CA 92626

with a copy to:     Lee Goddard LLP
                    18500 Von Karman Ave.
                    Suite 700
                    Irvine, California 92612
                    Attn: Raymond A. Lee, Esq.

If to RPDT:         Rapidtron, Inc.
                    800 N. Rainbow Blvd.
                    Suite 208
                    Las Vegas, NV 89107-1103

with a copy to:     Stoecklein Law Group
                    Donald J. Stoecklein, Esq.
                    Suite 400
                    402 West Broadway
                    San Diego, California 92101

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 7.5. Governing Law. Except to the extent the actions of the parties are specifically governed by the provisions of the NGCL or the Delaware Law, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

     (a) "affiliate" means (except as otherwise provided in Sections 1.10, 5.2(e), 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of RPDT or Rapidtron or its subsidiaries, as the case may be, has actual knowledge of such matter;

     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

     (f) "subsidiary" or "subsidiaries" of RPDT, Rapidtron or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which RPDT, Rapidtron or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of RPDT, Rapidtron or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     Section 7.11. Construction. RPDT and Rapidtron have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 7.13. Confidentiality. RPDT, RTI SUB and Rapidtron hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated, the parties shall return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement. Each party shall keep the terms of this Agreement and all information and documents received from or regarding the other and the contents thereof confidential and not utilize nor reveal or release same; provided, however, RPDT may disclose such information to the extent required by law to maintain the currency of RPDT's filings with the SEC. Prior to the Closing, RPDT shall cooperate with Rapidtron regarding any disclosure of information about Rapidtron and its business and shall not disclose any proprietary information that by law is not required to be disclosed at that time or absent any voluntary disclosures by RPDT. Prior to the Effective Time, neither party shall issue any press release regarding this Agreement or the content thereof except as approved in writing by RPDT and Rapidtron. The parties agree that following execution of this Agreement, RPDT shall issue a press release at its sole cost and expense regarding the execution of this Agreement, the nature of the transactions contemplated herein, and the conditions to Closing that must be satisfied. Such press release shall be approved in writing by Rapidtron prior to release.


                          SIGNATURE PAGE TO FOLLOW

     In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

RPDT:                                     RTI SUB:

Rapidtron, Inc., a Nevada corporation     RTI Acquisition Subsidiary, Inc.
(formerly The Furnishing Club)


     By: _____________________________    By: _______________________
     Name: Dr. John Veltheer              Name: Dr. John Veltheer
     Title: President                     Title: President

Rapidtron:

     Rapidtron Inc., a Delaware corporation


     By: ____________________________
     Name: John Creel
     Title: President

                    RPDT and RTI SUB DISCLOSURE SCHEDULE

Schedule 2.1   Organization             See Amended Articles/Bylaws/Minutes

Schedule 2.2(d) Capitalization/Return of Shares

     Concurrent with the Closing of the Merger, the following RPDT stockholders shall tender to RPDT, for cancellation, 13,943,750 shares of restricted common stock in the amounts set forth below:

               Stockholder               Number of Shares

        TODD REAM                            7,500,000
        HUE DO                               2,500,000
        TIM DO                               2,500,000
        ANT, INC.                            1,443,750

                  TOTAL                     13,943,750

Schedule 2.6   Consents & Approvals          None Required

Schedule 2.7   No Default                    None Exist

Schedule 2.8   No Undisclosed Liability

     Since the filing of RPDT's 10-QSB for the quarter ending September 30, 2002, RPDT has incurred the following liabilities:

                Liability                     Amount

        Note payable Top View,               $100,000
        AG*
        Stoecklein Law Group                  $15,000
        Securities Law Institute              $1,800
        G. Brad Beckstead CPA                  $500
        Big Sky Management**                  $5,736
        Iridium Capital Inc.**                $9,561

                  TOTAL                      $132,597

     * Top View Note shall be converted into restricted common stock of RPDT at $1.00 per share.
     ** These liabilities are listed in U.S. dollars but are payable in Canadian dollars. Therefore, the amounts payable are subject to exchange rate fluctuation.

     The above referenced liabilities, other than the Top View Note, shall be paid from the proceeds of the Convertible Note and any additional liabilities incurred from the date hereof (the "Reserve") shall not, together with those listed above, exceed $50,000 in the aggregate.

Schedule 2.9   Litigation                    None Exist


Schedule 2.11 Employee Benefit Plans         Section 2.11(a) None Exist

                                   Section 2.11(b) No Benefit Plan Exist

                                   Section 2.11( c)No Options Exist

                                   Section   2.11(d)  No  Change  in  control
                                   Agreements Exist

Schedule 2.12 Environmental Laws and Regs    Not Applicable

Schedule 2.13 Tax Matters

     12/31/2001 Tax return to be filed prior to Closing
     12/31/2002 Tax return to be filed prior to the Effective Time

Schedule 2.15(c) Intellectual Property

     RPDT is currently using the corporate name Rapidtron, Inc.. In the event the Merger fails to Close or this Agreement is otherwise terminated, RPDT shall immediately cease using the tradename
     Rapidtron, Inc. and shall seek to promptly change its corporate name from Rapidtron, Inc. to a dissimilar name.

Schedule 2.19 Affiliates

     Hue Do:             prior officer/director and 10% stockholder
     Tim Do:             10% stockholder
     Todd Ream:          10% stockholder
     Dr. John Veltheer:  current sole officer and a director
     Hendrik Rethwilm:   current director

Schedule 2.21 Insider Interests              None Exist

Schedule 2.23 Brokers

     RPDT acknowledges the existence of the finder's fee agreements payable by Rapidtron, as described in Schedule 3.23 of Rapidtron's Disclosure Schedule, and shall issue the required 400,000 shares of restricted common stock, upon Closing, to the respective Finders.

Schedule 4.1 Conduct of Business

     See Form 10-QSB filed 11/14/2002 and Form 10-KSB filed 2/20/2002

                        RAPIDTRON DISCLOSURE SCHEDULE

Schedule 3.1(b) Organization and Qualification

     Rapidtron is qualified to do business in Delaware and California. Rapidtron is performing services in Colorado, Nevada, New York, Utah, Illinois, Pennsylvania and Florida, pursuant to contracts previously disclosed to RPDT. Rapidtron may need to qualify to do business in these jurisdictions as a result.

Schedule 3.2(a) Obligations of Rapidtron     See Schedule 3.11(c)

Schedule 3.2(b) Subsidiary Stock             Not applicable

Schedule 3.2(c) Capital Stock Rights         None

Schedule 3.2(d) Securities conversions       1,325,000 options

Schedule 3.2 (f) Subsidiaries                None

Schedule 3.6 Consents & Approvals

     Need  consent  of  vested  options holders  to  terminate  options  (see
     Schedule 3.11(c))

Schedule 3.7 No Default

     From the period 10-01-02 through 01-16-03, Rapidtron did not have worker's compensation insurance coverage

Schedule 3.8 No Undisclosed Liability

     Payables to affiliates and independent contractors of $637,046.29 as of 12-31-02 (including some amounts disclosed in unaudited financial statements for the period ending 09-30-02). This amount includes unaudited statements of accounts payable to Equus as of 12-31-02, pursuant to the marketing services agremeent dated January 1, 2002 and the operating expenses agreement dated January 1, 2002, copies of which have been previously provided to RPDT, and is subject to change upon audit. Additional amounts have become payable thereunder since 12-31-02.

Schedule 3.9 Litigation                 None

Schedule 3.10 Compliance with Applicable Law

     FCC and UHL approvals being sought by Axess AG

Schedule 3.11 Employee Benefit Plans

     Section 3.11(c) Rapidtron Stock Options
          The following individuals have the following number of options, each for one share of Rapidtron common stock, at the following exercise price:
          * John Creel, 450,000 options, vested, $0.50

          * Steve Meineke, 625,000 options, vested, $0.50
          * Lee Guthrie, 50,000 options, vested, 100,000 unvested, $1.00
          * Larry Williams, 100,000 options, vested, $0.50
          All of the foregoing vested options shall be terminated at Closing in favor of a right to receive the same number of options in the RPDT employee stock option plan, vested one-half on January 1, 2004 and one-half on January 1, 2005.

     Section 3.11(e) Additional Benefits and Vesting   None

Schedule 3.12 Environmental Laws and Regs    None

Schedule 3.13 Tax Matters                    None

Schedule 3.14 Title to Property              None

Schedule 3.15(b) Intellectual Property       None

Schedule 3.19 Affiliates
     John Creel - officer, director, shareholder
     Judy Creel, Marc Creel and John Creel, Jr. - beneficial shareholders Peter Dermutz - director, shareholder
     Steve Meineke - officer
     Equus Design, -John Creel is principal

Schedule 3.20 Certain Business Practices     None

Schedule 3.21 Insider Interests              None

Schedule 3.23 Brokers  (pursuant to agreements previously delivered)

     Randall Lanham - 2.5% of financing, plus 300,000 shares of RPDT common stock
     Eddie Wenrick - 2.0% of financing or $40,000, plus 100,000 shares of
          RPDT common stock
     Mary La Chapelle - 0.50% of financing or $10,000, no stock

Schedule 4.2 Conduct of Business             None

Exhibit A

                                  RAPIDTRON
                            EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is dated and entered into effective as of January 1, 2003 (the "Effective Date"), by and between RAPIDTRON, INC., a Delaware corporation ("Rapidtron"), and JOHN CREEL, an individual ("you" or "Creel").

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants, provisions and terms set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rapidtron and Creel agree as follows:

1.    Term.   Unless  terminated  earlier  as  provided  in  this  Agreement,
Rapidtron employs Creel for a term beginning on the Effective Date and ending on December 31, 2004 (the "Term").

2.    Title;  Base  Salary:  Effective as of the date of this Agreement,  you will be employed as Chairman of the Board, Chief Executive Officer and President of Rapidtron and will earn a base salary of $120,000.00 per annum through December 31, 2004; provided, however, if Rapidtron is "profitable" (as defined below) at the end of the calendar year 2003, you will receive a bonus in the amount of $55,000.00 and your base salary will be increased thereafter to $175,000.00 per year through December 31, 2004. If you do not receive the foregoing increase in base salary for the calendar year 2004 and Rapidtron is profitable and the end of the calendar year 2004, you will receive a bonus in the amount of $55,000.00. Subject to the foregoing, base salary will be payable on the same schedule and otherwise in accordance with Rapidtron's normal practices for its senior executives. As used in this Agreement, "profitable" shall mean Rapidtron's EBITDA for the fiscal year shall be at least $500,000.00.

3. Incentive Bonus. In addition to your base salary, you will be entitled to earn incentive compensation during the Term, in an amount based on Rapidtron's Board approved Bonus Plan, as approved by unanimous consent of the directors of Rapidtron, Inc., a Nevada corporation (formerly known as The Furnishing Club, Inc)("RPDT").

4. Withholding. All payments under paragraphs 1 and 2 and other payments and compensatory benefits will be subject to taxes and withholding in accordance with applicable law.

5.   Benefits.

a. Medical and Dental. You will be entitled to participate in the Company's regular health insurance plan for employees, or a comparably priced plan with 75% of the premium expense applicable to you paid by the Company and 25% of such expense paid by you. You will be entitled to elect spousal and dependent care coverage under such plan at your expense.

b. Vacation. You will be entitled to four (4) weeks of paid vacation time per year of employment, such vacation to be scheduled at times that do not materially interfere with the business of the Company. At no time will benefits relating to unused vacation in excess of four (4) weeks be payable.

c. Stock Options. You shall be entitled to participate in all retirement plans, profit sharing, stock option plans, stock appreciation rights, and other such employee benefits, provided by Rapidtron or RPDT, to employees similarly situated. Subject to closing the Agreement and Plan of Merger between RPDT and Rapidtron, Rapidtron shall cause RPDT to finalize and approve, a qualified stock option plan for its executive officers, including you, to be implemented by July 31, 2003. You shall receive stock options in accordance with the plan for at least 450,000 shares of RPDT's common stock with a conversion price of $1.00 per share, one-half to be vested on January 1, 2004, and one-half to be vested on January 1, 2005; provided, however, such options shall vest immediately upon a "change in control" (as defined below) if, as a result of such change in control, you are removed without cause from your position as officer or director of Rapidtron or RPDT). You shall also be eligible to receive additional options based upon the plan to be vested over a three (3) year period beginning on the Effective Date hereof and to expire not less than five (5) years after termination of this Agreement. The remaining terms shall be subject to the plan to be adopted by RPDT's Board of Directors. As used herein, the term "change of control" means the removal of you from your current level of management as the result of any of the following: (i) the acquisition of 50% or more of the common stock of RPDT, (ii) a change in the majority of the Board of Directors of RPDT, (iii) any reorganization, merger, or consolidation with Rapidtron or RPDT that results in either (i) or (ii) above, (iv) sale of all or substantially all of the assets of Rapidtron, (v) liquidation of Rapidtron, or (vi) dissolution of Rapidtron.

6. Reimbursement of Expenses. Rapidtron shall reimburse you for all business-related expenses and costs actually incurred in the performance of your duties under this Agreement, including, without limitation, the lodging and travel costs and expenses necessitated by performance and the equipment and airtime charges for a mobile telephone. Reimbursement of all such costs and expenses shall be subject to reasonable policies and procedures established from time to time by Rapidtron, including, without limitation, completion of Rapidtron's expense reports to qualify for expense reimbursement.

7.   Confidentiality, Assignment of Inventions, and Non-Compete.

     7.1 Proprietary Information. In the course of your engagement by Rapidtron, you will continue to have access to confidential and proprietary information regarding Rapidtron and its business, including, but not limited to, information regarding Rapidtron's technologies, methods and techniques, product information, specifications, technical drawings and designs, trade secrets, know-how, sources of supply, product and market research data, customer lists, marketing plans, and financial information regarding
Rapidtron and its operations. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all of the information of the type described and shall also include any and all other confidential and proprietary information relating to the business to be conducted by Rapidtron, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by you alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is released into the public domain during the period of your engagement under this Agreement, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by you in violation of this Agreement, shall not be subject to the restrictions of this Section 7.1.

     7.2 Non-Disclosure. You shall not disclose, directly or indirectly, (except as your duties may require and except as required by law) any Proprietary Information to any person other than Rapidtron, any employees of Rapidtron who are authorized, at the time of such disclosure, to receive such information, or such other persons to whom you have been specifically instructed to make disclosure by the Board of Directors of Rapidtron and in all such cases only to the extent required in the course of your service to Rapidtron. At the termination of this Agreement, you shall deliver to Rapidtron all notes, letters, documents, records, computer files, programs and other media which may contain Proprietary Information which are then in its possession or control and shall not retain or use any copies or summaries thereof.

     7.3 Assignment of Inventions. All ideas, inventions, and other developments or improvements conceived or reduced to practice by you, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of Rapidtron or RPDT or that relate to or result from any of Rapidtron's or RPDT's work or projects or the services provided by you to Rapidtron or RPDT pursuant to this Agreement, shall be the exclusive property of Rapidtron or RPDT. You agree to assist Rapidtron or RPDT during the term, at Rapidtron's or RPDT's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Rapidtron or RPDT, including an assignment of any rights therein.

     7.4 Covenant Not to Compete. During the term of this Agreement, you shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by
Rapidtron or RPDT; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Rapidtron or RPDT; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Rapidtron or RPDT, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Rapidtron or RPDT and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than
Rapidtron  or  RPDT, any Proprietary Information of Rapidtron or  RPDT.   The
foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against you, for the period of one (1) year following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, you shall not make or permit the making of any negative statement of any kind concerning Rapidtron or RPDT.

8. Indemnification. To the maximum extent permitted by law, Rapidtron shall indemnify, defend (with counsel selected by you and reasonably acceptable to Rapidtron) and hold harmless, you and your attorneys, successors and assigns, and each of them (each a "Creel Indemnitee"), from and against all claims, losses, liabilities, damages, demands, actions, causes of actions, judgments, settlements, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees, expert witness fees, and costs related thereto) (collectively, "Claims") which any such Creel Indemnitee may suffer or incur in connection with (i) a breach by Rapidtron of its obligations hereunder, or (ii) the performance by you as an officer, director or employee of Rapidtron, including, without limitation, your acts and omissions as Chairman and Chief Executive Officer; provided, however, that the indemnity obligations as set forth hereunder shall not extend to any Claims arising or resulting solely from your gross negligence or willful misconduct. Rapidtron's obligations to pay Claims hereunder shall be due and payable as and when such Claims are incurred, including without limitation, all legal fees and costs and other expenses, incurred by you in connection with the defense against and settlement of any Claim. To the maximum extent permitted by law and to the extent reasonably affordable to Rapidtron, Rapidtron shall procure, pay for and maintain standard form directors' and officers' liability insurance with an insurance carrier and in amounts reasonably acceptable to you. The indemnification provided by this
Section 8 shall be deemed cumulative, and not exclusive, of any other rights to which you may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Nothing in this section shall affect any right to indemnification to which you may be entitled by contract or otherwise.


9.   Termination and Resignation.

  9.1 Termination Upon Death. If you die during the Term, this Agreement shall terminate. Upon such termination, (i) you shall be entitled to all accrued and unpaid compensation including the Base Salary and the prorated amount of the Incentive Bonus as of the date of death; and (ii) your heirs, legal representatives and designated beneficiaries shall be entitled to any and all insurance proceeds in connection with the insurance policies maintained.

  9.2 Termination Upon Permanent Disability. In the event of your "Permanent Disability" (as hereinafter defined), Rapidtron may terminate this Agreement effective upon thirty (30) days notice to you. For the purposes of this Agreement, you shall be deemed to have suffered "Permanent Disability" in the event that you become disabled by physical or mental illness or injury to the extent that the Board of Directors of Rapidtron reasonably believes, notwithstanding such reasonable accommodations as Rapidtron may make in response to such disability, that you cannot carry out or perform responsibilities, and such disability continues for a period of six (6) consecutive months or three hundred sixty-five (365) days in any twenty-four
(24)  month  period, without regard to whether such three hundred  sixty-five
(365) days are consecutive. In the event that Rapidtron terminates this Agreement following your Permanent Disability, Rapidtron shall continue to pay you (a) your Base Salary for twelve (12) months following the date of such termination, (b) the Insurance Benefits set forth in Section 5 above for twelve (12) months following the date of such termination, and (c) a prorated Incentive Bonus through the date of your termination.

  9.3    Resignation by Creel.

     9.3.1 You may immediately resign for cause at any time by written notice to Rapidtron. For purposes of this Agreement, the term "cause" for your resignation shall be (a) a breach by Rapidtron of any material covenant or obligation hereunder; (b) the voluntary or involuntary dissolution of Rapidtron; or (c) a "Change in Control" (as defined below) of Rapidtron. The written notice given hereunder by you to Rapidtron shall specify in reasonable detail the cause for resignation, and, in the case of the cause described in (a) above, such resignation notice shall not be effective until thirty (30) days after Rapidtron's receipt of such notice, during which time Rapidtron shall have the right to respond to your notice and cure the breach or other event giving rise to the resignation. In the event that Rapidtron is able to cure, this Agreement shall continue in full force and effect. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following events: (i) any merger or consolidation in which Rapidtron is not the surviving or resulting entity; (ii) any transfer of all or substantially all of the assets of Rapidtron; (iii) the transfer of a majority of the common stock or voting power of Rapidtron by one or more shareholders in one or more transactions; or (iv) the issuance of stock in Rapidtron constituting a change in control immediately following such issuance.

     9.4  Termination by Rapidtron.

          9.4.1 Rapidtron may terminate this Agreement for cause at any time by written notice to you. For purposes of this Agreement, the term "cause" for termination by Rapidtron shall be (a) a conviction of or plea of guilty or nolo contendere by you to a felony which could reasonably be expected to have a material adverse effect on Rapidtron, its business, its goodwill or its prospects; (b) the consistent refusal by you to perform your material duties and obligations hereunder; or (c) your willful and intentional misconduct in the performance of your material duties and obligations. The written notice given hereunder by Rapidtron to you shall specify in reasonable detail the cause for termination. In the case of a termination for the cause described in (a) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after your receipt of such notice, during which time you shall have the right to respond to Rapidtron's notice and cure the breach or other event giving rise to the termination. In the event that you are able to cure, this Agreement shall continue in full force and effect.

      9.5 Effect of Termination. Upon any termination of this Agreement, neither party shall have any further obligations thereafter arising under this Agreement, except as provided in Section 17 below.

          9.5.1 Upon your resignation without cause , or a termination of this Agreement by Rapidtron with cause pursuant to Section 9.4 above, Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination. Thereafter, all compensation obligations of Rapidtron under Section 6 shall cease.

          9.5.2 Upon a resignation of this Agreement with cause by you pursuant to Section 9.3.1 above, or a termination of this Agreement by Rapidtron without cause, (a) Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination; (b) Rapidtron shall continue to pay the Base Salary through the period twelve
(12) months following the date of termination; (c) at the time of termination, Rapidtron shall pay the Incentive Bonus for the calendar year of termination as if you had continued to perform for the remainder of said calendar year at the average rate of increase in Profits over the prior Term of this Agreement, and (d) Rapidtron shall be required to buyout your common stock at a price determined by the "Fair Market Value" (defined below), or $2.00 per share, whichever is greater. As used herein "Fair Market Value" shall mean the average daily trading price of the common stock during the immediately preceding thirty (30) trading days.

     9.6 Effect of Combination or Dissolution. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Rapidtron, or by any merger or consolidation in which Rapidtron is not the surviving or resulting entity, or any transfer of all or substantially all of the assets of Rapidtron, or upon any transfer of a majority of the ownership interests of Rapidtron by one or more members in one or more transactions, or upon the issuance of any other security interests of Rapidtron constituting a majority of the outstanding securities immediately following such issuance. Instead, subject to your right to terminate this Agreement pursuant to Section 9.3 above, the provisions of this Agreement shall be binding on and inure to the benefit of Rapidtron's successors and assigns.

9.6.1 Upon acquisition, merger and/or any other business combination with Rapidtron, you hereby agree that notwithstanding Section 9.3.1, if so requested by the resulting board of directors, you will maintain your management role within Rapidtron, as a "transitional period" to assist incoming management in the proper performance of his duties. Said "transitional period" shall not exceed 12 calendar months unless otherwise mutually agreed, pursuant to the terms and conditions of this Agreement, including compensation.


10.  Remedies.

     10.1 Injunctive Relief Regarding Confidentiality. You acknowledge and agree that (i) the covenants and the restrictions contained in Sections 7 and 8 above are necessary, fundamental, and required for the protection of the business of Rapidtron; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to Rapidtron which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Rapidtron shall be entitled to seek injunctive or other equitable relief to restrain or enjoin you from breaching any such covenant or to specifically enforce the provisions of Sections 7 or 8 above.

     10.2 No Limitation of Remedies. Notwithstanding the provisions set forth in Section 10.1 of this Agreement or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this
Section 10, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10.3 No Setoff. Notwithstanding anything to the contrary set forth in this Agreement, all payments paid by Rapidtron to you under this Agreement, including, without limitation, the compensation under Section 6 above, shall be made without setoff, deduction or counterclaim of any kind whatsoever.

11. Successors and Assigns. This Agreement is in the nature of a personal services contract; and subject to Section 9.6 above, neither party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.   Governing  Law.   This  Agreement  shall  be  construed  under  and  in
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

13. Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

14. Notices. Any notice or other communication required or permitted hereunder (each, a "Notice") shall be in writing, and shall be deemed to have been given (a) two (2) days following deposit of such Notice in the United States mail, certified, postage prepaid, return receipt requested, or (b) upon receipt if delivered personally, or delivered by reputable, recognized third party overnight delivery service or courier service or (c) the next business day following receipt, if transmitted by facsimile (provided that such facsimile is followed by the deposit of the original Notice, or a copy thereof, in the United States mail, certified, postage prepaid, return receipt requested, no later than the next business day following transmission of such facsimile), addressed to the parties as follows:

Creel:              John Creel
                    21 LaRochelle
                    Newport Beach, California  92660

To Rapidtron:       Rapidtron, Inc.
                    3151 Airway Avenue, building Q
                    Costa Mesa, California 92626

                    Facsimile Number: 949-474-4550

with copies to:     Raymond A. Lee, Esq.
                    Lee Goddard LLP
                    18500 Von Karman Ave., Suite 700
                    Irvine, CA 92612

Either party may require such Notices to be delivered and given to any address different from or additional to the address set forth above, by delivering Notice thereof to the other party pursuant to this Section.

15. Integration. This Agreement constitutes the entire agreement of the parties hereto with respect to the engagement and retention of you by Rapidtron and your services to Sub, and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement or such addenda (or in other written agreements signed by the parties and dated the date hereof), and that no other agreement, statement or promise not contained in this Agreement or such addenda (or such other written agreements) shall be valid or binding on either party.

16.   Amendments.   This Agreement may not be amended, modified,  altered  or
supplemented except by written agreement executed and delivered by the parties hereto.

17. Survival of Certain Rights and Obligations. The rights and obligations of the parties hereto pursuant to Sections 7, 8, 9, 9.5, and 10 of this Agreement shall survive the termination of this Agreement.

18. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. If any court of competent jurisdiction holds any provision of this Agreement to be invalid, void or unenforceable with respect to any state, region or locality, such provision shall nevertheless continue in full force and effect in all other states, regions and localities to which such provision applies.

19. Further Assurances. The parties agree that, at any time and from time to time during the Term, they will take any action and execute and deliver any document which the other party reasonably requests in order to carry out the purposes of this Agreement.

20.   Headings.   The  section headings contained in this Agreement  are  for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.    Counterparts.   This  Agreement  may  be  executed  in  one  or   more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees, expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

23.   Incorporation.   The  recitals  and  exhibits  to  this  Agreement  are
incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

24. No Third Party Beneficiary. This Agreement is made and entered into between the parties solely for the benefit of the parties, and not for the benefit of any other third party or entity. Except John Creel, no third party or entity shall be deemed or considered a third party beneficiary of any covenant, promise or other provision of this Agreement or have any right to enforce any such covenant, promise or other provision against either or both parties.


                      [signatures follow on next page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

"Rapidtron"

RAPIDTRON, INC,
a Delaware corporation

By:
  Steve Meineke, General Manager



"You"



JOHN CREEL, an individual

                            EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is dated and entered into effective as of January 1, 2003 (the "Effective Date"), by and between RAPIDTRON, INC., a Delaware corporation ("Rapidtron"), and PETER DERMUTZ, an individual ("you" or "Dermutz").

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants, provisions and terms set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rapidtron and Dermutz agree as follows:

1.    Term.   Unless  terminated  earlier  as  provided  in  this  Agreement,
Rapidtron employs Dermutz for a term beginning on the Effective Date and ending on December 31, 2004 (the "Term").

2. Title; Base Salary: Effective as of the date of this Agreement, you will be employed as General Manager of Rapidtron and will earn a base salary of $150,000 per annum through December 31, 2004. Base salary will be payable on the same schedule and otherwise in accordance with Rapidtron's normal practices for its senior executives.

3. Incentive Bonus. In addition to your base salary, you will be entitled to earn incentive compensation during the Term, in an amount based on Rapidtron Inc.'s Board approved Bonus Plan, as approved by unanimous consent of the directors of Rapidtron, Inc., a Nevada corporation (formerly known as The Furnishing Club, Inc)("RPDT").

4. Withholding. All payments under paragraphs 1 and 2 and other payments and compensatory benefits will be subject to taxes and withholding in accordance with applicable law.

5.   Benefits.

a. Medical and Dental. You will be entitled to participate in the Company's regular health insurance plan for employees, or a comparably priced plan with 75% of the premium expense applicable to you paid by the Company and 25% of such expense paid by you. You will be entitled to elect spousal and dependent care coverage under such plan at your expense.

b. Vacation. You will be entitled to four (4) weeks of paid vacation time per year of employment, such vacation to be scheduled at times that do not materially interfere with the business of the Company. At no time will benefits relating to unused vacation in excess of four (4) weeks be payable.

c. Stock Options. You shall be entitled to participate in all retirement plans, profit sharing, stock option plans, stock appreciation rights, and other such employee benefits, provided by Rapidtron or Rapidtron, Inc., a Nevada corporation (formerly known as The Furnishing Club, Inc)("RPDT"), to employees similarly situated. Subject to closing the Agreement and Plan of Merger between RPDT and Rapidtron, Rapidtron shall cause RPDT to finalize and approve, a qualified stock option plan for its executive officers, including you, to be implemented by July 31, 2003. You shall be eligible to receive stock options for shares of RPDT's common stock based upon the plan to be vested over a three (3) year period beginning on the Effective Date hereof and to expire not less than five (5) years after termination of this Agreement. The remaining terms shall be subject to the plan to be adopted by RPDT's Board of Directors, as the case may be.

6. Reimbursement of Expenses. Rapidtron shall reimburse you for all business-related expenses and costs actually incurred in the performance of your duties under this Agreement, including, without limitation, the lodging and travel costs and expenses necessitated by performance and the equipment and airtime charges for a mobile telephone. Reimbursement of all such costs and expenses shall be subject to reasonable policies and procedures established from time to time by Rapidtron, including, without limitation, completion of Rapidtron's expense reports to qualify for expense reimbursement.

7.   Confidentiality, Assignment of Inventions, and Non-Compete.

     7.1 Proprietary Information. In the course of your engagement by Rapidtron, you will continue to have access to confidential and proprietary information regarding Rapidtron and its business, including, but not limited to, information regarding Rapidtron's technologies, methods and techniques, product information, specifications, technical drawings and designs, trade secrets, know-how, sources of supply, product and market research data, customer lists, marketing plans, and financial information regarding
Rapidtron and its operations. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all of the information of the type described and shall also include any and all other confidential and proprietary information relating to the business to be conducted by Rapidtron, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by you alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is released into the public domain during the period of your engagement under this Agreement, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by you in violation of this Agreement, shall not be subject to the restrictions of this Section 7.1.

     7.2 Non-Disclosure. You shall not disclose, directly or indirectly, (except as your duties may require and except as required by law) any Proprietary Information to any person other than Rapidtron, any employees of Rapidtron who are authorized, at the time of such disclosure, to receive such information, or such other persons to whom you have been specifically instructed to make disclosure by the Board of Directors of Rapidtron and in all such cases only to the extent required in the course of your service to Rapidtron. At the termination of this Agreement, you shall deliver to Rapidtron all notes, letters, documents, records, computer files, programs and other media which may contain Proprietary Information which are then in its possession or control and shall not retain or use any copies or summaries thereof.

     7.3 Assignment of Inventions. All ideas, inventions, and other developments or improvements conceived or reduced to practice by you, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of Rapidtron or RPDT or that relate to or result from any of Rapidtron's or RPDT's work or projects or the services provided by you to Rapidtron or RPDT pursuant to this Agreement, shall be the exclusive property of Rapidtron or RPDT. You agree to assist Rapidtron or RPDT during the term, at Rapidtron's or RPDT's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Rapidtron or RPDT, including an assignment of any rights therein.

     7.4 Covenant Not to Compete. During the term of this Agreement, you shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by
Rapidtron or RPDT; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Rapidtron or RPDT; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Rapidtron or RPDT, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Rapidtron or RPDT and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than
Rapidtron  or  RPDT, any Proprietary Information of Rapidtron or  RPDT.   The
foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against you, for the period of one (1) year following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, you shall not make or permit the making of any negative statement of any kind concerning Rapidtron or RPDT.

8. Indemnification. To the maximum extent permitted by law, Rapidtron shall indemnify, defend (with counsel selected by you and reasonably acceptable to Rapidtron) and hold harmless, you and your attorneys, successors and assigns, and each of them (each a "Dermutz Indemnitee"), from and against all claims, losses, liabilities, damages, demands, actions, causes of actions, judgments, settlements, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees, expert witness fees, and costs related thereto) (collectively, "Claims") which any such Dermutz Indemnitee may suffer or incur in connection with (i) a breach by Rapidtron of its obligations hereunder, or (ii) the performance by you as an officer, director or employee of Rapidtron, including, without limitation, your acts and omissions as Chairman and Chief Executive Officer; provided, however, that the indemnity obligations as set forth hereunder shall not extend to any Claims arising or resulting solely from your gross negligence or willful misconduct. Rapidtron's obligations to pay Claims hereunder shall be due and payable as and when such Claims are incurred, including without limitation, all legal fees and costs and other expenses, incurred by you in connection with the defense against and settlement of any Claim. The indemnification provided by this Section 8 shall be deemed cumulative, and not exclusive, of any other rights to which you may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Nothing in this section shall affect any right to indemnification to which you may be entitled by contract or otherwise. To the maximum extent permitted by law and to the extent reasonably affordable to Rapidtron, Rapidtron shall procure, pay for and maintain standard form directors' and officers' liability insurance with an insurance carrier and in amounts reasonably acceptable to you.

9.   Termination and Resignation.

  9.1 Termination Upon Death. If you die during the Term, this Agreement shall terminate. Upon such termination, (i) you shall be entitled to all accrued and unpaid compensation including the Base Salary and the prorated amount of the Incentive Bonus as of the date of death; and (ii) your heirs, legal representatives and designated beneficiaries shall be entitled to any and all insurance proceeds in connection with the insurance policies maintained.

  9.2 Termination Upon Permanent Disability. In the event of your "Permanent Disability" (as hereinafter defined), Rapidtron may terminate this Agreement effective upon thirty (30) days notice to you. For the purposes of this Agreement, you shall be deemed to have suffered "Permanent Disability" in the event that you become disabled by physical or mental illness or injury to the extent that the Board of Directors of Rapidtron reasonably believes, notwithstanding such reasonable accommodations as Rapidtron may make in response to such disability, that you cannot carry out or perform responsibilities, and such disability continues for a period of six (6) consecutive months or three hundred sixty-five (365) days in any twenty-four
(24)  month  period, without regard to whether such three hundred  sixty-five
(365) days are consecutive. In the event that Rapidtron terminates this Agreement following your Permanent Disability, Rapidtron shall continue to pay you (a) your Base Salary for twelve (12) months following the date of such termination, (b) the Insurance Benefits set forth in Section 5 above for twelve (12) months following the date of such termination, and (c) a prorated Incentive Bonus through the date of your termination.

  9.3    Resignation by Dermutz.

     9.3.1 You may immediately resign for cause at any time by written notice to Rapidtron. For purposes of this Agreement, the term "cause" for your resignation shall be (a) a breach by Rapidtron of any material covenant or obligation hereunder; (b) the voluntary or involuntary dissolution of Rapidtron; or (c) a "Change in Control" (as defined below) of Rapidtron. The written notice given hereunder by you to Rapidtron shall specify in reasonable detail the cause for resignation, and, in the case of the cause described in (a) above, such resignation notice shall not be effective until thirty (30) days after Rapidtron's receipt of such notice, during which time Rapidtron shall have the right to respond to your notice and cure the breach or other event giving rise to the resignation. In the event that Rapidtron is able to cure, this Agreement shall continue in full force and effect. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following events: (i) any merger or consolidation in which Rapidtron is not the surviving or resulting entity; (ii) any transfer of all or substantially all of the assets of Rapidtron; (iii) the transfer of a majority of the common stock or voting power of Rapidtron by one or more shareholders in one or more transactions; or (iv) the issuance of stock in Rapidtron constituting a change in control immediately following such issuance.

     9.4  Termination by Rapidtron.

          9.4.1 Rapidtron may terminate this Agreement for cause at any time by written notice to you. For purposes of this Agreement, the term "cause" for termination by Rapidtron shall be (a) a conviction of or plea of guilty or nolo contendere by you to a felony which could reasonably be expected to have a material adverse effect on Rapidtron, its business, its goodwill or its prospects; (b) the consistent refusal by you to perform your material duties and obligations hereunder; or (c) your willful and intentional misconduct in the performance of your material duties and obligations. The written notice given hereunder by Rapidtron to you shall specify in reasonable detail the cause for termination. In the case of a termination for the cause described in (a) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after your receipt of such notice, during which time you shall have the right to respond to Rapidtron's notice and cure the breach or other event giving rise to the termination. In the event that you are able to cure, this Agreement shall continue in full force and effect.

      9.5 Effect of Termination. Upon any termination of this Agreement, neither party shall have any further obligations thereafter arising under this Agreement, except as provided in Section 17 below.

          9.5.1 Upon your resignation without cause , or a termination of this Agreement by Rapidtron with cause pursuant to Section 9.4 above, Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination. Thereafter, all compensation obligations of Rapidtron under Section 6 shall cease.

          9.5.2 Upon a resignation of this Agreement with cause by you pursuant to Section 9.3.1 above, or a termination of this Agreement by Rapidtron without cause, (a) Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination; (b) Rapidtron shall continue to pay the Base Salary through the period twelve
(12) months following the date of termination; (c) at the time of termination, Rapidtron shall pay the Incentive Bonus for the calendar year of termination as if you had continued to perform for the remainder of said calendar year at the average rate of increase in Profits over the prior Term of this Agreement, and (d) Rapidtron shall be required to buyout your common stock at a price determined by the "Fair Market Value" (defined below), or $2.00 per share, whichever is greater. As used herein "Fair Market Value" shall mean the average daily trading price of the common stock during the immediately preceding thirty (30) trading days.

     9.6 Effect of Combination or Dissolution. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Rapidtron, or by any merger or consolidation in which Rapidtron is not the surviving or resulting entity, or any transfer of all or substantially all of the assets of Rapidtron, or upon any transfer of a majority of the ownership interests of Rapidtron by one or more members in one or more transactions, or upon the issuance of any other security interests of Rapidtron constituting a majority of the outstanding securities immediately following such issuance. Instead, subject to your right to terminate this Agreement pursuant to Section 9.3 above, the provisions of this Agreement shall be binding on and inure to the benefit of Rapidtron's successors and assigns.

9.6.1 Upon acquisition, merger and/or any other business combination with Rapidtron, you hereby agree that notwithstanding Section 9.3.1, if so requested by the resulting board of directors, you will maintain your management role within Rapidtron, as a "transitional period" to assist incoming management in the proper performance of his duties. Said "transitional period" shall not exceed 12 calendar months unless otherwise mutually agreed, pursuant to the terms and conditions of this Agreement, including compensation.

10.  Remedies.

     10.1 Injunctive Relief Regarding Confidentiality. You acknowledge and agree that (i) the covenants and the restrictions contained in Sections 7 and 8 above are necessary, fundamental, and required for the protection of the business of Rapidtron; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to Rapidtron which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Rapidtron shall be entitled to seek injunctive or other equitable relief to restrain or enjoin you from breaching any such covenant or to specifically enforce the provisions of Sections 7 or 8 above.

     10.2 No Limitation of Remedies. Notwithstanding the provisions set forth in Section 10.1 of this Agreement or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this
Section 10, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10.3 No Setoff. Notwithstanding anything to the contrary set forth in this Agreement, all payments paid by Rapidtron to you under this Agreement, including, without limitation, the compensation under Section 6 above, shall be made without setoff, deduction or counterclaim of any kind whatsoever.

11. Successors and Assigns. This Agreement is in the nature of a personal services contract; and subject to Section 9.6 above, neither party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.   Governing  Law.   This  Agreement  shall  be  construed  under  and  in
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

13. Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

14. Notices. Any notice or other communication required or permitted hereunder (each, a "Notice") shall be in writing, and shall be deemed to have been given (a) two (2) days following deposit of such Notice in the United States mail, certified, postage prepaid, return receipt requested, or (b) upon receipt if delivered personally, or delivered by reputable, recognized third party overnight delivery service or courier service or (c) the next business day following receipt, if transmitted by facsimile (provided that such facsimile is followed by the deposit of the original Notice, or a copy thereof, in the United States mail, certified, postage prepaid, return receipt requested, no later than the next business day following transmission of such facsimile), addressed to the parties as follows:

Dermutz:            Peter Dermutz
                    __________________
                    __________________


To Rapidtron:       Rapidtron, Inc.
                    3151 Airway Avenue, building Q
                    Costa Mesa, California 92626

                    Facsimile Number: 949-474-4550

with copies to:     Raymond A. Lee, Esq.
                    Lee Goddard LLP
                    18500 Von Karman Ave., Suite 700
                    Irvine, CA 92612

Either party may require such Notices to be delivered and given to any address different from or additional to the address set forth above, by delivering Notice thereof to the other party pursuant to this Section.

15. Integration. This Agreement constitutes the entire agreement of the parties hereto with respect to the engagement and retention of you by Rapidtron and your services to Sub, and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement or such addenda (or in other written agreements signed by the parties and dated the date hereof), and that no other agreement, statement or promise not contained in this Agreement or such addenda (or such other written agreements) shall be valid or binding on either party.

16.   Amendments.   This Agreement may not be amended, modified,  altered  or
supplemented except by written agreement executed and delivered by the parties hereto.

17. Survival of Certain Rights and Obligations. The rights and obligations of the parties hereto pursuant to Sections 7, 8, 9, 9.5, and 10 of this Agreement shall survive the termination of this Agreement.

18. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. If any court of competent jurisdiction holds any provision of this Agreement to be invalid, void or unenforceable with respect to any state, region or locality, such provision shall nevertheless continue in full force and effect in all other states, regions and localities to which such provision applies.

19. Further Assurances. The parties agree that, at any time and from time to time during the Term, they will take any action and execute and deliver any document which the other party reasonably requests in order to carry out the purposes of this Agreement.

20.   Headings.   The  section headings contained in this Agreement  are  for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.    Counterparts.   This  Agreement  may  be  executed  in  one  or   more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees, expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

23.   Incorporation.   The  recitals  and  exhibits  to  this  Agreement  are
incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

24. No Third Party Beneficiary. This Agreement is made and entered into between the parties solely for the benefit of the parties, and not for the benefit of any other third party or entity. No third party or entity shall be deemed or considered a third party beneficiary of any covenant, promise or other provision of this Agreement or have any right to enforce any such covenant, promise or other provision against either or both parties.


                      [signatures follow on next page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

"Rapidtron"

RAPIDTRON, INC,
a Delaware corporation

By:
 John Creel, Chief Executive Officer and President



"You"



PETER DERMUTZ, an individual

                            EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is dated and entered into effective as of January 1, 2003 (the "Effective Date"), by and between RAPIDTRON, INC., a Delaware corporation ("Rapidtron"), and STEVE MEINEKE, an individual ("you" or "Meineke").

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants, provisions and terms set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rapidtron and Meineke agree as follows:

1.    Term.   Unless  terminated  earlier  as  provided  in  this  Agreement,
Rapidtron employs Meineke for a term beginning on the Effective Date and ending on December 31, 2004 (the "Term").

2. Title; Base Salary: Effective as of the date of this Agreement, you will be employed as General Manager of Rapidtron and will earn a base salary of $90,000.00 per annum through December 31, 2003. If Rapidtron is "profitable" (as defined below) at the end of the calendar year 2003, you will receive a bonus in the amount of $35,000.00 and your base salary will be increased to $125,000.00 per year through December 31, 2004. If you do not receive the foregoing increase in base salary for the calendar year 2004 and Rapidtron is profitable and the end of the calendar year 2004, you will receive a bonus in the amount of $35,000.00. Subject to the foregoing, base salary will be payable on the same schedule and otherwise in accordance with Rapidtron's normal practices for its senior executives. As used in this Agreement, "profitable" shall mean Rapditron's EBITDA for the fiscal year shall be at least $350,000.00.

3. Incentive Bonus. In addition to your base salary, you will be entitled to earn incentive compensation during the Term, in an amount based on Rapidtron Inc.'s Board approved Bonus Plan, as approved by unanimous consent of the directors of Rapidtron, Inc., a Nevada corporation (formerly known as The Furnishing Club, Inc)("RPDT").

4. Withholding. All payments under paragraphs 1 and 2 and other payments and compensatory benefits will be subject to taxes and withholding in accordance with applicable law.

5.   Benefits.

a. Medical and Dental. You will be entitled to participate in the Company's regular health insurance plan for employees, or a comparably priced plan with 75% of the premium expense applicable to you paid by the Company and 25% of such expense paid by you. You will be entitled to elect spousal and dependent care coverage under such plan at your expense.

b. Vacation. You will be entitled to four (4) weeks of paid vacation time per year of employment, such vacation to be scheduled at times that do not materially interfere with the business of the Company. At no time will benefits relating to unused vacation in excess of four (4) weeks be payable.

c. Stock Options. You shall be entitled to participate in all retirement plans, profit sharing, stock option plans, stock appreciation rights, and other such employee benefits, provided by Rapidtron and Rapidtron, Inc., a Nevada corporation (formerly known as The Furnishing Club, Inc)("RPDT"), to employees similarly situated. Subject to closing the Agreement and Plan of Merger between RPDT and Rapidtron (the "Merger Agreement"), Rapidtron shall cause RPDT to finalize and approve, a qualified stock option plan for its
executive  officers, including you, to be implemented by July 31, 2003.   You
shall receive stock options in accordance with the plan for at least 625,000 shares of RPDT's common stock with a conversion price of $1.00 per share, one-half to be vested on January 1, 2004, and one-half to be vested on January 1, 2005; provided, however, such options shall vest immediately upon a change in
control  (as  defined  below).    You  shall  also  be  eligible  to  receive
additional options based upon the plan to be vested over a three (3) year period beginning on the Effective Date hereof and to expire not less than five (5) years after termination of this Agreement. The remaining terms
shall be subject to the plan to be adopted by RPDT's Board of Directors.   As
used herein, the term "change of control" means the removal of you from your current level of management as the result of any of the following: (i) the acquisition of 20% or more of the common stock of RPDT, (ii) a change in the majority of the Board of Directors of RPDT, (iii) any reorganization, merger, or consolidation with Rapidtron or RPDT that results in either (i) or (ii) above, (iv) sale of all or substantially all of the assets of Rapidtron, (v) liquidation of Rapidtron, or (vi) dissolution of Rapidtron.

6. Reimbursement of Expenses. Rapidtron shall reimburse you for all business-related expenses and costs actually incurred in the performance of your duties under this Agreement, including, without limitation, the lodging and travel costs and expenses necessitated by performance and the equipment and airtime charges for a mobile telephone. Reimbursement of all such costs and expenses shall be subject to reasonable policies and procedures established from time to time by Rapidtron, including, without limitation, completion of Rapidtron's expense reports to qualify for expense reimbursement.

7.   Confidentiality, Assignment of Inventions, and Non-Compete.

     7.1 Proprietary Information. In the course of your engagement by Rapidtron, you will continue to have access to confidential and proprietary information regarding Rapidtron and its business, including, but not limited to, information regarding Rapidtron's technologies, methods and techniques, product information, specifications, technical drawings and designs, trade secrets, know-how, sources of supply, product and market research data, customer lists, marketing plans, and financial information regarding
Rapidtron and its operations. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all of the information of the type described and shall also include any and all other confidential and proprietary information relating to the business to be conducted by Rapidtron, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by you alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is released into the public domain during the period of your engagement under this Agreement, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by you in violation of this Agreement, shall not be subject to the restrictions of this Section 7.1.

     7.2 Non-Disclosure. You shall not disclose, directly or indirectly, (except as your duties may require and except as required by law) any Proprietary Information to any person other than Rapidtron, any employees of Rapidtron who are authorized, at the time of such disclosure, to receive such information, or such other persons to whom you have been specifically instructed to make disclosure by the Board of Directors of Rapidtron and in all such cases only to the extent required in the course of your service to Rapidtron. At the termination of this Agreement, you shall deliver to Rapidtron all notes, letters, documents, records, computer files, programs and other media which may contain Proprietary Information which are then in its possession or control and shall not retain or use any copies or summaries thereof.

     7.3 Assignment of Inventions. All ideas, inventions, and other developments or improvements conceived or reduced to practice by you, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of Rapidtron or RPDT or that relate to or result from any of Rapidtron's or RPDT's work or projects or the services provided by you to Rapidtron or RPDT pursuant to this Agreement, shall be the exclusive property of Rapidtron or RPDT. You agree to assist Rapidtron or RPDT during the term, at Rapidtron's or RPDT's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Rapidtron or RPDT, including an assignment of any rights therein.

     7.4 Covenant Not to Compete. During the term of this Agreement, you shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by
Rapidtron or RPDT; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Rapidtron or RPDT; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Rapidtron or RPDT, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Rapidtron or RPDT and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than
Rapidtron  or  RPDT, any Proprietary Information of Rapidtron or  RPDT.   The
foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against you, for the period of one (1) year following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, you shall not make or permit the making of any negative statement of any kind concerning Rapidtron or RPDT.

8. Indemnification. To the maximum extent permitted by law, Rapidtron shall indemnify, defend (with counsel selected by you and reasonably acceptable to Rapidtron) and hold harmless, you and your attorneys, successors and assigns, and each of them (each a "Meineke Indemnitee"), from and against all claims, losses, liabilities, damages, demands, actions, causes of actions, judgments, settlements, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees, expert witness fees, and costs related thereto) (collectively, "Claims") which any such Meineke Indemnitee may suffer or incur in connection with (i) a breach by Rapidtron of its obligations hereunder, or (ii) the performance by you as an officer, director or employee of Rapidtron, including, without limitation, your acts and omissions as Chairman and Chief Executive Officer; provided, however, that the indemnity obligations as set forth hereunder shall not extend to any Claims arising or resulting solely from your gross negligence or willful misconduct. Rapidtron's obligations to pay Claims hereunder shall be due and payable as and when such Claims are incurred, including without limitation, all legal fees and costs and other expenses, incurred by you in connection with the defense against and settlement of any Claim. The indemnification provided by this Section 8 shall be deemed cumulative, and not exclusive, of any other rights to which you may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Nothing in this section shall affect any right to indemnification to which you may be entitled by contract or otherwise. To the maximum extent permitted by law and to the extent reasonably affordable to Rapidtron, Rapidtron shall procure, pay for and maintain standard form directors' and officers' liability insurance with an insurance carrier and in amounts reasonably acceptable to you.

9.   Termination and Resignation.

     9.1 Termination Upon Death. If you die during the Term, this Agreement shall terminate. Upon such termination, (i) you shall be entitled to all accrued and unpaid compensation including the Base Salary and the prorated amount of the Incentive Bonus as of the date of death; and (ii) your heirs, legal representatives and designated beneficiaries shall be entitled to any and all insurance proceeds in connection with the insurance policies maintained.

     9.2 Termination Upon Permanent Disability. In the event of your "Permanent Disability" (as hereinafter defined), Rapidtron may terminate this Agreement effective upon thirty (30) days notice to you. For the purposes of this Agreement, you shall be deemed to have suffered "Permanent Disability" in the event that you become disabled by physical or mental illness or injury to the extent that the Board of Directors of Rapidtron reasonably believes, notwithstanding such reasonable accommodations as Rapidtron may make in response to such disability, that you cannot carry out or perform responsibilities, and such disability continues for a period of six (6) consecutive months or three hundred sixty-five (365) days in any twenty-four
(24)  month  period, without regard to whether such three hundred  sixty-five
(365) days are consecutive. In the event that Rapidtron terminates this Agreement following your Permanent Disability, Rapidtron shall continue to pay you (a) your Base Salary for twelve (12) months following the date of such termination, (b) the Insurance Benefits set forth in Section 5 above for twelve (12) months following the date of such termination, and (c) a prorated Incentive Bonus through the date of your termination.

     9.3  Resignation by Meineke.

     9.3.1 You may immediately resign for cause at any time by written notice to Rapidtron. For purposes of this Agreement, the term "cause" for your resignation shall be (a) a breach by Rapidtron of any material covenant or obligation hereunder; (b) the voluntary or involuntary dissolution of Rapidtron; or (c) a "Change in Control" (as defined below) of Rapidtron. The written notice given hereunder by you to Rapidtron shall specify in reasonable detail the cause for resignation, and, in the case of the cause described in (a) above, such resignation notice shall not be effective until thirty (30) days after Rapidtron's receipt of such notice, during which time Rapidtron shall have the right to respond to your notice and cure the breach or other event giving rise to the resignation. In the event that Rapidtron is able to cure, this Agreement shall continue in full force and effect. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following events: (i) any merger or consolidation in which Rapidtron is not the surviving or resulting entity; (ii) any transfer of all or substantially all of the assets of Rapidtron; (iii) the transfer of a majority of the common stock or voting power of Rapidtron by one or more shareholders in one or more transactions; or (iv) the issuance of stock in Rapidtron constituting a change in control immediately following such issuance.

     9.4  Termination by Rapidtron.

          9.4.1 Rapidtron may terminate this Agreement for cause at any time by written notice to you. For purposes of this Agreement, the term "cause" for termination by Rapidtron shall be (a) a conviction of or plea of guilty or nolo contendere by you to a felony which could reasonably be expected to have a material adverse effect on Rapidtron, its business, its goodwill or its prospects; (b) the consistent refusal by you to perform your material duties and obligations hereunder; or (c) your willful and intentional misconduct in the performance of your material duties and obligations. The written notice given hereunder by Rapidtron to you shall specify in reasonable detail the cause for termination. In the case of a termination for the cause described in (a) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after your receipt of such notice, during which time you shall have the right to respond to Rapidtron's notice and cure the breach or other event giving rise to the termination. In the event that you are able to cure, this Agreement shall continue in full force and effect.

      9.5 Effect of Termination. Upon any termination of this Agreement, neither party shall have any further obligations thereafter arising under this Agreement, except as provided in Section 17 below.

          9.5.1 Upon your resignation without cause , or a termination of this Agreement by Rapidtron with cause pursuant to Section 9.4 above, Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination. Thereafter, all compensation obligations of Rapidtron under Section 6 shall cease.

          9.5.2 Upon a resignation of this Agreement with cause by you pursuant to Section 9.3.1 above, or a termination of this Agreement by Rapidtron without cause, (a) Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination; (b) Rapidtron shall continue to pay the Base Salary through the period twelve
(12) months following the date of termination; (c) at the time of termination, Rapidtron shall pay the Incentive Bonus for the calendar year of termination as if you had continued to perform for the remainder of said calendar year at the average rate of increase in Profits over the prior Term of this Agreement, and (d) Rapidtron shall be required to buyout your common stock at a price determined by the "Fair Market Value" (defined below), or $2.00 per share, whichever is greater. As used herein "Fair Market Value" shall mean the average daily trading price of the common stock during the immediately preceding thirty (30) trading days.

     9.6 Effect of Combination or Dissolution. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Rapidtron, or by any merger or consolidation in which Rapidtron is not the surviving or resulting entity, or any transfer of all or substantially all of the assets of Rapidtron, or upon any transfer of a majority of the ownership interests of Rapidtron by one or more members in one or more transactions, or upon the issuance of any other security interests of Rapidtron constituting a majority of the outstanding securities immediately following such issuance. Instead, subject to your right to terminate this Agreement pursuant to Section 9.3 above, the provisions of this Agreement shall be binding on and inure to the benefit of Rapidtron's successors and assigns.

9.6.1 Upon acquisition, merger and/or any other business combination with Rapidtron, you hereby agree that notwithstanding Section 9.3.1, if so requested by the resulting board of directors, you will maintain your management role within Rapidtron, as a "transitional period" to assist incoming management in the proper performance of his duties. Said "transitional period" shall not exceed 12 calendar months unless otherwise mutually agreed, pursuant to the terms and conditions of this Agreement, including compensation.

10.  Remedies.

     10.1 Injunctive Relief Regarding Confidentiality. You acknowledge and agree that (i) the covenants and the restrictions contained in Sections 7 and 8 above are necessary, fundamental, and required for the protection of the business of Rapidtron; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to Rapidtron which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Rapidtron shall be entitled to seek injunctive or other equitable relief to restrain or enjoin you from breaching any such covenant or to specifically enforce the provisions of Sections 7 or 8 above.

     10.2 No Limitation of Remedies. Notwithstanding the provisions set forth in Section 10.1 of this Agreement or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this
Section 10, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10.3 No Setoff. Notwithstanding anything to the contrary set forth in this Agreement, all payments paid by Rapidtron to you under this Agreement, including, without limitation, the compensation under Section 6 above, shall be made without setoff, deduction or counterclaim of any kind whatsoever.

11. Successors and Assigns. This Agreement is in the nature of a personal services contract; and subject to Section 9.6 above, neither party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

12.   Governing  Law.   This  Agreement  shall  be  construed  under  and  in
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

13. Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

14. Notices. Any notice or other communication required or permitted hereunder (each, a "Notice") shall be in writing, and shall be deemed to have been given (a) two (2) days following deposit of such Notice in the United States mail, certified, postage prepaid, return receipt requested, or (b) upon receipt if delivered personally, or delivered by reputable, recognized third party overnight delivery service or courier service or (c) the next business day following receipt, if transmitted by facsimile (provided that such facsimile is followed by the deposit of the original Notice, or a copy thereof, in the United States mail, certified, postage prepaid, return receipt requested, no later than the next business day following transmission of such facsimile), addressed to the parties as follows:

Meineke:            Steve Meineke
                    3 White Cliff
                    Laguna Niguel, CA  92677

To Rapidtron:       Rapidtron, Inc.
                    3151 Airway Avenue, building Q
                    Costa Mesa, California 92626

                    Facsimile Number: 949-474-4550

with copies to:     Raymond A. Lee, Esq.
                    Lee Goddard LLP
                    18500 Von Karman Ave., Suite 700
                    Irvine, CA 92612

Either party may require such Notices to be delivered and given to any address different from or additional to the address set forth above, by delivering Notice thereof to the other party pursuant to this Section.

15. Integration. This Agreement constitutes the entire agreement of the parties hereto with respect to the engagement and retention of you by Rapidtron and your services to Sub, and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Subject to closing under the Merger Agreement, this Agreement shall supercede and replace that certain Management Services Agreement, dated as of January 1, 2002, between Rapidtron and Meineke Consulting, LLC, and as of January 1, 2003, neither party shall have any further obligation under such Management Services Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement or such addenda (or in other written agreements signed by the parties and dated the date hereof), and that no other agreement, statement or promise not contained in this Agreement or such addenda (or such other written agreements) shall be valid or binding on either party.

16.   Amendments.   This Agreement may not be amended, modified,  altered  or
supplemented except by written agreement executed and delivered by the parties hereto.

17. Survival of Certain Rights and Obligations. The rights and obligations of the parties hereto pursuant to Sections 7, 8, 9, 9.5, and 10 of this Agreement shall survive the termination of this Agreement.

18. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. If any court of competent jurisdiction holds any provision of this Agreement to be invalid, void or unenforceable with respect to any state, region or locality, such provision shall nevertheless continue in full force and effect in all other states, regions and localities to which such provision applies.

19. Further Assurances. The parties agree that, at any time and from time to time during the Term, they will take any action and execute and deliver any document which the other party reasonably requests in order to carry out the purposes of this Agreement.

20.   Headings.   The  section headings contained in this Agreement  are  for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.    Counterparts.   This  Agreement  may  be  executed  in  one  or   more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees, expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

23.   Incorporation.   The  recitals  and  exhibits  to  this  Agreement  are
incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

24. No Third Party Beneficiary. This Agreement is made and entered into between the parties solely for the benefit of the parties, and not for the benefit of any other third party or entity. No third party or entity shall be deemed or considered a third party beneficiary of any covenant, promise or other provision of this Agreement or have any right to enforce any such covenant, promise or other provision against either or both parties.


                      [signatures follow on next page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

"Rapidtron"

RAPIDTRON, INC,
a Delaware corporation

By:
 John Creel, Chief Executive Officer and President



"You"



STEVE MEINEKE, an individual


ACKNOWLEDGED AND AGREED AS TO SECTION 15

MEINEKE CONSULTING, LLC,
a California limited liability company


By:
 Steve Meineke, Manager

                                  Exhibit B


                               Use of Proceeds

                                  Exhibit C

                                 REPLACEMENT
                               PROMISSORY NOTE

                              $________________
                             (Principal Amount)

                                   Dated:

                                Executed at:
                               (City, Country)

FOR VALUE RECEIVED, RAPIDTRON, INC., a Delaware corporation ("Maker"), hereby promises to pay to Holder, or its assignee, at Nominee - c/o , or such address as may be designated in writing by any holder of this Note, the sum of____________________ US Dollars and No Cents ($_______________).
The repayment of this Note (including principal and interest, if any) is due in full on March 31, 2003, and thereafter upon demand.

This Note shall bear a non-compounded interest rate of ten percent (10%) per annum beginning on the date hereof, and continuing until principal and interest are fully paid.

TERMS OF REPAYMENT:

1. Pursuant to that certain Agreement and Plan of Merger, dated as of January 17, 2003, among Rapidtron, Inc., a Nevada corporation, formerly known as The Furnishing Club ("RPDT"); RTI Acquisition Subsidiary, Inc., a Nevada corporation, and Maker (the "Merger Agreement"), this Replacement Promissory Note (this "Note") is made in full replacement of that certain Promissory
Note  dated  __________  made  by  Maker payable  to   ______________________
("Holder"), or order, for the principal amount of $____________.

2.   This Note may be prepaid in whole or in part without penalty.

3. Upon closing of Merger as contemplated by the Merger Agreement, the entire outstanding balance of this Note, including all principal and interest accrued, shall, ipso facto and without any action by the Holder, be converted into restricted shares of common stock of RPDT ("Stock"), at a conversion rate of $1.00 per share. This Note and the Stock issued upon conversion hereof is and shall be issued under an exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended. The Holder hereby represents that it is acquiring this Note and the Stock hereunder or acquired pursuant hereto for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the resale or distribution of any part thereof, and that it has no intention of selling this Note or the Stock in a public distribution in violation of the federal securities laws or any applicable state securities laws. Holder acknowledges that the Stock will contain a restrictive legend in accordance with Rule 144.

4. If the Merger Agreement is terminated and the Merger is abandoned, Paragraph 3 of this Note shall no longer apply and this Note shall remain an outstanding obligation payable by Maker to Holder in full on or before March 31, 2003.

5. Security Lien. The Maker of this Note hereby grants to the Holder a security interest in any and all of Maker's assets, including but not limited to, real property, inventory, receivables, vehicles, furniture, intellectual property and equipment.

6. In the event of the failure to make any payment when due, the holder of this Note may declare the entire principal balance and accrued interest immediately due and payable. Any overdue payment shall bear interest at the rate of twelve percent (12%), or at such lower rate mandated by law, per annum until principal and interest are fully paid.

7. All parties to this Note, including the Maker and any endorser or guarantors, if any, jointly and severally waive presentment, notice or dishonor and diligence in collecting and all agree to remain fully obligated under the terms of this Note even if, without notice, the time for payment is extended; or the Note is renewed or modified; or one of the parties is released or discharged; or the release or substitution of any collateral given as security for the payment of the Note.

8. No course of dealing between the parties of this Note, and no delay on the part of the Holder in exercising any rights hereunder, shall operate as a waiver of the rights of the holder. No covenant, provision or Default hereunder may be waived except by written instrument signed by the waiving party, and no such waiver shall extend to or impair any obligation not expressly waived.

9. If any provision herein is determined to be unlawful, it is hereby agreed that this Note shall remain in full force and effect and shall be construed as if the provision determined to be unlawful was never contained herein and a reasonable provision shall be substituted therein. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

10. If this Note is not paid promptly in accordance with its terms, the Undersigned agrees to pay all costs of collection and enforcement, including, but not limited to, private costs, court costs and reasonable attorney fees. In the event that any judgment is obtained under this Note, the Undersigned waive, to the extent permitted under the law, the benefit of any law exempting their property, or any part of it.

                       [signatures begin on next page]

AGREED:

"MAKER"

RAPIDTRON, INC., a Delaware corporation


By:
Name:
Title:

"HOLDER"

__________________________________________

By:
Name:
Title:

"RPDT"

RAPIDTRON, INC., a Nevada corporation


By:
Name:
Title: